SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                        ___________________


                             FORM 8-K/A

                          CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): August 18, 1997


                           LCA-Vision Inc.
       (Exact name of Registrant as specified in its Charter)



Delaware                0-27610               11-2882328
(State or other   (Commission File No.)   (IRS Employer
jurisdiction of                         Identification Number)
incorporation)

7840 Montgomery Road, Cincinnati, Ohio                45236
(Address of principal executive offices)           (Zip Code)



Registrant's telephone number, including area code: (513) 792-9292



                                N/A
  (Former name or former address, if changed since last report)


Item 2.     Acquisition or Disposition of Assets.

    On August 18, 1997, LCA-Vision Inc. ("LCAV") closed an acquisition of assets ("Closing" or "Closing Date"). On July 23, 1997, LCAV, Summit Technology, Inc. ("Summit") and Refractive Centers International, Inc., a wholly-owned subsidiary of Summit ("RCII"), entered into an Acquisition Agreement (the "Agreement"), pursuant to which LCA at Closing purchased from Summit 5,000,000 shares of RCII's Common Stock, par value $.01(which represented 100% of the issued and outstanding shares of Common Stock of RCII held by Summit) in exchange for 16,164,361 newly-issued shares of LCAV Common Stock. Nineteen (19) individuals (the "Option Holders") held options for 312,500 shares of RCII Common Stock, 278,767 of which were exercisable at Closing ("Exercisable Shares"). All 19 of the Option Holders exercised their options prior to Closing and LCAV also purchased all 278,767 shares of RCII Common Stock owned by the Option Holders in exchange for 901,218 newly-issued shares of LCAV Common Stock. As a result of these transactions, LCAV in the aggregate issued 17,065,579 shares of its Common Stock and came to own 100% of the issued and outstanding RCII Common Stock. The per share consideration for RCII Common Stock was a number of shares of LCAV Common Stock equal to the quotient of (a) 17,065,579 divided by
(b) the sum of the number of shares of issued and outstanding RCII Common Stock on the Closing Date (5,278,767 shares) plus the number of shares of RCII Common Stock into which options to purchase shares of RCII Common Stock were exercisable on the Closing Date (0 shares).

     RCII owns and operates 19 laser vision correction centers and has a working relationship with six (6) additional treatment sites at university medical centers/hospitals, all in the U.S.A. (collectively, the "Centers"). LCAV intends to continue to own and operate or work with, as applicable, the Centers, subject to an ongoing evaluation of the costs and benefits of maintaining each Center, the economies of scale and market share created by the addition of the Centers to similar centers already owned and operated by LCAV and LCAV's business generally.

Item 7.  Financial Statements and Exhibits.

(a)     Financial statements of business acquired

                       REFRACTIVE CENTERS INTERNATIONAL, INC.

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                           Page

Independent Auditors' Report                               F-2

Consolidated Balance Sheets as of December 31,
1996 and 1995                                              F-3

Consolidated Statements of Operations for the
Years Ended December 31, 1996, 1995 and 1994               F-4

Consolidated Statements of Stockholders' Equity
for the Years Ended December 31, 1996, 1995 and 1994       F-5

Consolidated Statements of Cash Flows for the Years
Ended December 31, 1996, 1995 and 1994                     F-6

Notes to Consolidated Financial Statements                 F-7





Independent Auditors' Report


The Board of Directors and Stockholders
Refractive Centers International, Inc.:

We have audited the accompanying consolidated balance sheets of Refractive Centers International, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholder's equity, and cash flows for each of the years in the three-year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Refractive Centers International, Inc. and subsidiaries at December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.


/s/ KPMG Peat Marwick LLP


Boston, Massachusetts
August 8, 1997
   REFRACTIVE CENTERS INTERNATIONAL, INC. AND SUBSIDIARIES

                   Consolidated Balance Sheets
                    December 31, 1996 and 1995
            (in thousands, except per share amounts)

                                              December 31,
                                          1996          1995
ASSETS

Current assets:
Cash and cash equivalents              $10,000       $    329
Receivables                                194            166
Prepaid expenses and other current
 assets                                    126            165
Prepaid advertising                         40          1,829
                                        ------          -----
  Total current assets                  10,360          2,489


Property and equipment, net              8,097          2,591

Other assets                               105            113
Organization costs, net                    890            417
                                        ------          -----
TOTAL ASSETS                           $19,452       $  5,610
                                        ======         ======

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:

 Accounts payable                      $   239       $  1,396
 Accrued expenses                        1,009            731
 Current maturities of long term debt        -            281
                                         -----         ------
    Total current liabilities            1,248          2,408

Long term debt, less current maturities      -            712
    Total liabilities                    1,248          3,120
                                         -----         ------
Commitments and contingencies

Stockholder's equity:
  Common stock, $.01 par value.
  Authorized 10,000 shares;
  issued 5,000 shares in 1996 and
   in 1995                                  50             50
 Investment by Parent                   47,897         13,426
 Accumulated deficit                   (29,743)       (10,986)
                                       --------        ------
 Total stockholder's equity             18,204          2,490
                                       --------        ------
TOTAL LIABILITIES AND STOCKHOLDER'S
 EQUITY                                $19,452       $  5,610
                                       ========       =======

See accompanying notes to consolidated financial statements.

REFRACTIVE CENTERS INTERNATIONAL, INC. AND SUBSIDIARIES

          Consolidated Statements of Operations
         Years ended December 31, 1996, 1995 and 1994
          (in thousands, except per share amounts)

                               Year Ended December 31,
                                1996     1995    1994
Revenues:
  Patient service revenues   $  1,025   $   824  $   839
  Management fee revenues       1,993         -        -
                              -------     -----   ------
     Total revenues             3,018       824      839

Operating expenses:
  Clinic                        6,317     1,617    1,360
  Marketing and advertising     6,994     1,263       30
  Parent company administrative
   services                     1,042         -        -
  General and administrative    6,149     2,348    1,728
                              -------    ------    -----
Total operating expenses       20,502     5,228    3,118
                              -------    ------    -----
Loss from operations          (17,484)   (4,404)  (2,279)

Interest expense, net           1,273       138       87
                              -------    ------   ------

Net loss                     $(18,757)  $(4,542) $(2,366)
                              ========   =======   ======

Net loss per share           $  (3.75)  $  (.91) $  (.47)
                              ========   =======   ======
Weighted average number of
 common shares outstanding      5,000     5,000    5,000
                              ========   =======  ======


See accompanying notes to consolidated financial statements.

              REFRACTIVE CENTERS INTERNATIONAL, INC. AND SUBSIDIARIES
                  Consolidated Statements of Stockholder's Equity
                    Years ended December 31, 1996, 1995 and 1994
                                   (in thousands)

                                                   Investment
                                  Common Stock         by          Accumulated    Stockholder's
                               Shares     Par value  Parent         deficit          equity

Balance at December 31, 1993    5,000      $50      $ 5,414        $ (4,078)       $  1,386

Net loss                            -        -            -          (2,366)         (2,366)
Working Capital Investment by
 Parent                             -        -        1,534               -           1,534
                                ------     ----      ------         -------         --------

Balance at December 31, 1994    5,000      $50      $ 6,948        $ (6,444)       $    554
                                ======     ====      ======         =======         ========

Net loss                            -        -            -          (4,542)         (4,542)
Working Capital Investment
  by Parent                         -        -        6,478               -           6,478
                                ------     ----      ------         --------        --------

Balance at December 31, 1995    5,000      $50      $13,426        $(10,986)       $  2,490
                                =====      ====      ======         ========         =======

Net loss                            -        -            -         (18,757)        (18,757)
Working Capital Investment
  by Parent                         -        -        8,171               -           8,171
Assumption of debt by Parent        -        -       16,300               -          16,300
                                ------     ----      ------         --------        --------
Contribution of cash and cash
  equivalents
  by Parent                         -        -       10,000               -          10,000
                                ------     ----      ------         --------         ------
Balance at December 31, 1996    5,000      $50      $47,897        $(29,743)       $ 18,204
                                ======     ====      ======         ========         ======

See accompanying notes to consolidated financial statements.

                       REFRACTIVE CENTERS INTERNATIONAL, INC. AND SUBSIDIARIES

                              Consolidated Statements of Cash Flows
                          Years ended December 31, 1996, 1995 and 1994
                                          (in thousands)

                                                               Year Ended December 31,
                                                           1996          1995         1994
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                $(18,757)     $(4,542)     $(2,366)
Adjustments to reconcile net loss to net
 cash used by operating activities:
    Depreciation and amortization                          1,156          416          425
    Changes in operating assets and liabilities:
       Receivables                                           (28)         (43)        (123)
       Prepaid expenses and other current assets
         and prepaid advertising                           1,828       (1,782)        (184)
       Accounts payable                                   (1,158)       1,397           (4)
       Accrued expenses                                      279          741         (115)
                                                         -------       ------        ------
       Net cash used by operating activities             (16,680)      (3,813)      (2,367)


CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property and equipment                     (7,413)      (1,687)         (41)
  Change in other assets                                    (565)        (501)          53
                                                          ------       -------       ------
     Net cash provided (used) by investing activities     (7,978)      (2,188)          12
                                                          ------       -------       ------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds (repayments) of long-term debt             16,158         (259)         822
  Investment by Parent                                    18,171        6,478        1,534
                                                          ------       -------       ------
    Net cash provided by financing
       activities                                         34,329        6,219        2,356
                                                          ------       -------       ------
    Increase in cash and cash
        equivalents                                        9,671          218            1
Cash and cash equivalents at beginning of year               329          111          110
                                                          ------       ------        ------
Cash and cash equivalents at end of year                $ 10,000      $   329      $   111
                                                          ======       ======        ======
Supplemental disclosures
  Interest paid                                         $  1,222      $   176      $   109
                                                         =======       ======       ======
Debt assumed by Parent                                  $ 16,300      $     -      $     -
                                                         =======       ======       ======

See accompanying notes to consolidated financial statements.

                  Notes to Consolidated Financial Statements
              (in thousands, except share and per share amounts)

Years ended December 31, 1996, 1995, and 1994


1. Nature of  Business
Refractive Centers International, Inc. (the "Company") owns and manages free-standing vision centers that provide primarily excimer laser refractive surgery procedures to correct myopia ("nearsightedness"). This procedure is also called photorefractive keratectomy ("PRK"). At December 31, 1996, the Company had nineteen U.S. centers in operation. Of the nineteen centers, the company directly owns seven centers ("Company Centers"), operates five centers pursuant to management and stock restriction agreements with professional corporations ("P.C. Centers"), and operates seven centers ("Satellite Centers") in conjunction with management agreements with two teaching hospitals. The Company also has contracts with four additional teaching hospitals whereby the Company receives fees for certain Company provided services.

Prior to opening its U.S. centers in 1996, the Company operated centers in Europe. The Company ceased all European operations in April of 1996 (see note 9).

2. Summary of Significant Accounting Policies

Basis of Presentation
The Company is a wholly-owned subsidiary of Summit Technology, Inc. ("the Parent"). The Company has not operated as a stand alone entity and its operating losses have been funded by the Parent. In addition, since the Company began U.S. operations in 1996, administrative services have been provided by the Parent and certain allocations have been made to present the financial statements of the Company as a separate entity. Management believes that the allocation methods are reasonable. No provisions for income taxes has been made since the Company has incurred operating losses since inception. Interest expense has been recorded on all external debt and no interest has been charged to the Company by the Parent for advances made since the Company's primary source of financing has been through equity.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation
The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries after elimination of material intercompany accounts and transactions.


Revenue Recognition
The Company recognizes revenue on procedures at Company Centers when the procedures are performed. The Company recognizes revenue for its Satellite and P.C. Centers pursuant to the fee arrangements in the management agreements. The Company recognizes fees from its contracts with teaching hospitals when the services are performed.

Cash Equivalents
Cash equivalents consist of certificates of deposit and highly liquid debt instruments with original maturities of three months or less.


Financial Instruments
The carrying amounts of cash and cash equivalents, accounts payable and accrued expenses approximate fair value because of the short-term maturity of these items.

Concentration of Credit Risk
The Company limits its credit risk by arranging third party financing for its customers or by requiring prepayment or credit card payment.

Revenues

The Company, in general, has entered into various arrangements to deliver its services: Company Centers, P.C. and Satellite Centers and teaching hospitals. Company Centers account for $1,025 of revenue (34%) for the year ending December 31, 1996. At Company Centers the ophthalmologists are employed by the Company and all revenue and expenses are included in the consolidated statements of operations.


Management fees of Satellite and P.C Centers account for $1,338 of revenue (44%) for the year ended December 31, 1996. The Company is responsible for and has included all expenses (including professional fees) of the Satellite and P.C Centers in the consolidated financial statements. To date the Management fees earned under agreements with Satellite and P.C. Centers have exceeded the cash generated by the Centers. Accordingly, management fee revenues have been recorded only up to the amount of cash realized.

Management fees of teaching hospitals account for $655 of revenue (22%) for the year ended December 31, 1996. The Company has recognized the fee revenue as the services have been performed.

Property  and Equipment
Property and equipment is stated at cost. Laser equipment was purchased from the Parent and accordingly is recorded at the Parent's cost. Property and equipment under capital leases is stated at the lower of the present value of future minimum lease payments or fair market value at the beginning of the lease term. Depreciation on property and equipment is calculated using the straight-line method over the estimated useful lives of the assets ranging from five to ten years. Amortization of leasehold improvements is calculated using the straight-line method over the lease terms.

Organization costs
Organization costs are amortized over five years using the straight-line method.


Income taxes
Deferred tax assets and liabilities have been established for the expected future tax consequences of events that have been recognized in the Company's consolidated financial statements and tax returns. These deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using currently enacted tax rates that are expected to be in effect during the years in which the differences are anticipated to reverse. Deferred tax provision (benefit) represents the change in the deferred tax asset balance. Tax credits are treated as reductions of income taxes in the year in which the credits become available for income tax purposes.

Foreign Currency Translation
Assets, liabilities and expenses related to foreign operations are remeasured in U.S. dollars at the appropriate exchange rates. Gains and losses resulting from remeasurement are included in other income and expense.

Advertising and Marketing Expense
The Company expenses the production costs of advertising when the advertising takes place. For the years ended December 31, 1996, 1995 and 1994 the Company expensed $6,994, $1,263 and $30, respectively. The 1995 and 1996 expenses include advertising expenses incurred pursuant to contracts with advertising and public relations agencies. The Company canceled all of its fixed contracts with these firms and has no such commitments at December 31, 1996.

Stock Based Compensation
Prior to January 1, 1996, the Company accounted for its stock option plan in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price.
On January 1, 1996, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation, which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed
Of
The Company adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be
Disposed Of, on January 1, 1996.  This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.
Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of this Statement did not have any impact on the Company's financial position and results of operations.


Net Loss Per Share
Net loss per common share is based on the weighted average number of common shares outstanding during each year.
3. Property and Equipment
Property and equipment consist of the following:

                                          December 31,
                                      1996           1995

Leasehold improvements               $1,764         $  526
Furniture, fixtures and office
 equipment                            3,279          1,603
Laser equipment and medical
 equipment                            4,050          1,125
                                     ------          -----
                                     $9,093         $3,254
Less accumulated depreciation          (996)          (663)
                                     ------          -----
   net property and equipment        $8,097         $2,591
                                     ======          =====

4. Accrued Expenses
Accrued expenses consist of the following:

                                           December 31,
                                     1996             1995

Accrued marketing                    $   36          $383
Other accrued expenses                  973           348
                                      -----           ---
                                     $1,009          $731
                                      =====           ===

5. Financing and Leasing Arrangements
Leases

The Company leases its facilities under operating leases expiring in 2002. Rent expense was approximately $777, $293 and $137, for the years ended December 31, 1996, 1995, and 1994, respectively.

At December 31, 1996, future payments of minimum rental payments under noncancelable operating leases were as follows:

                                      Operating Leases
Year ending December 31:
   1997                                   1,082
   1998                                   1,092
   1999                                     976
   2000                                     892
   2001                                     359
Thereafter                                   23
                                          -----
                                         $4,424
                                          =====

Debt
In May of 1996, the Company obtained a $20.0 million unsecured term loan that is guaranteed by the Parent. At December 31, 1996, $16.3 million was outstanding under this facility and the obligation was assumed by the Parent.

The interest rate at December 31, 1996 was 8.25%. Principal payments were made quarterly.


6. Stockholder's Equity

Common Stock
The Company has authorized 10,000,000 shares of common stock at $.01 par value.

All of the Company's outstanding 5,000,000 shares have been owned by its Parent since the Company's initial capitalization. The Parent has funded the Company with periodic advances that have been shown as Investment by Parent in the consolidated statements of stockholder's equity.

At December 31, 1996, the Parent agreed to advance cash and cash equivalents of $10,000,000 to the Company. The Company believes that $10,000,000 is necessary to fund its operating losses and negative cash flow for the next twenty four months. If the Company is unable to generate sufficient volume over the next twenty-four months, additional financing will be necessary. There can be no assurances that the Company will be able to obtain additional financing.

In addition, the Parent assumed certain debt obligations of the Company (see note 5).


Stock Option Plan
In August 1993, the Company adopted a Stock Option Plan ("93 Plan") to grant options to purchase shares of Company Stock and reserved 2,500,000 shares for issuance under the 93 Plan. In September 1995, the Company decreased the number of shares reserved from 2,500,000 to 800,000. Options granted under the plan must be exercised not later than 10 years from the date of grant.

The following table summarizes activity under the 93 Plan for each of the years in the three year period ended December 31, 1996:

                                                  Weighted average
                          Shares  Price per share  price per share
Options outstanding,
 December 31, 1993        125,200                      $.50
Options granted at
 market price             564,750      $.50             .50
Options lapsed or
 canceled                 (20,000)                      .50
                          --------
Options outstanding,
  December 31, 1994       670,250                       .50
Options granted at
  market price            108,000      $.50             .50
Options lapsed or
 canceled                 (17,000)                      .50
                          -------
Options outstanding,
 December 31, 1995         761,250                      .50
Options granted at
 market price               83,500     $.50             .50
Options lapsed or
 canceled                 (526,250)                     .50
                          --------
Options outstanding,
 December 31, 1996         318,500                     $.50
                          ========                     ====

There were 418,500, 38,750 and 1,829,750 shares available for grants under the Plan at December 31, 1996, 1995 and 1994, respectively.
The weighted average fair value of options granted during 1996 and 1995 was $.13 per option.

Options on 97,000, 213,250 and 25,100 shares were exercisable at an exercise price of $.50 under the Plan at December 31, 1996, 1995 and 1994, respectively.

The following table summarizes significant ranges of outstanding and exercisable options under the 93 Plan at December 31, 1996:

        Options Outstanding                 Options Exercisable
----------------------------------------    -------------------
                    Weighted    Weighted                Weighted
                    Average     Average                  Average
Exercise   Number   Remaining   Exercise     Number      Exercise
Price    Outstanding Contractual Price      Exercisable  Price
                    Life

$.50       318,500      8.0       $  .50     97,000      $  .50


The fair value of options at date of grant was estimated using the Black-Scholes model with the following weighted average assumptions:

                                 1996           1995

Expected life                   5 years      5 years
Interest rate                   6.18%        6.38%
Volatility                      0%           0%
Dividend yield                  0%           0%

Stock based compensation costs would have increased the net loss in 1996 and 1995 by $42 and $24, respectively if the fair values of the options granted in that year had been recognized as compensation expense on a straight-line basis over the vesting period of the grant. The pro forma effect on net income for 1996 and 1995 is not representative of the pro forma effect on net income in future years because it does not take into consideration pro forma compensation expense related to grants made prior to 1995.


7. Income Taxes
The appropriate tax effect of each type of temporary difference and carryforward that gives rise to significant portions of the deferred tax assets and liabilities are as follows:

                                     December 31,
                                1996              1995

Deferred tax asset:
Net operating loss             $6,131              $667
Other temporary differences       223                55
                               ------              -----
Subtotal                       $6,354              $722
Valuation allowance            (6,348)             (722)
                               ------              -----
                               $    6              $  -
Deferred tax liability:
Other temporary differences         6                 -
                               ------              -----
Net Deferred Tax Asset         $    0              $  0
                               ======              =====

Due to the uncertainty of future taxable income being generated, the Company has recorded a valuation allowance against its deferred tax assets. The valuation allowance for deferred tax assets as of December 31, 1994, was $933. The net change in the total valuation allowance for the years ended December 31, 1996 and December 31, 1995 was $5,626 and $(211), respectively.

The provision for income taxes differs from the amount computed by applying the federal income tax rate of 35% as a result of the following:

                                     Year ended December 31,
                                 1996       1995         1994

Expected benefit at federal
 income tax rate                $(6,565)  $(1,590)      $(828)
Change in valuation allowance
  for deferred tax assets
  allocated to income tax expense 5,626      (106)        828
Loss absorbed by consolidated
  group prior to divestiture        217       868           -
Other                               722       616           -
                                 ------    -------      -----
Provision for income tax        $     0   $     0       $   0
                                 ======    =======      =====

At December 31, 1996, the Company had an operating loss carryforward of approximately $15,203 available to offset future federal taxable income from continuing operations. The operating loss carryforward expires in varying amounts through 2011. Pursuant to Section 382 of the Internal Revenue Code, if there is a change in stock ownership of the Company exceeding 50% during a three-year period, the utilization of the Company's net operating loss may be limited. As of December 31, 1996, utilization of the Company's net operating loss carryforward is not limited by Section 382.


8.    Retirement Plans
The Company does not sponsor any retirement plans. Certain employees of the Company, may, however participate in the Parent's defined contribution retirement plan.

9.    Sale of U.K. Assets and Liabilities
Effective April 5, 1996, the Company's U.K. subsidiary, New Image Laser Centres Limited ("New Image") sold certain assets and transferred certain liabilities to the European subsidiary of Laser Vision Centers, International, Inc. ("LVCI") for $169. At December 31, 1996, New Image had $34 of equipment leasing obligations that are accrued in the consolidated financial statements. New Image is also contingently liable for one operating lease for office space currently sublet by LVCI. The total contingent payments remaining at December 31, 1996 are approximately $192.


10.  Related Party Transactions
The Company purchases Omnicards (required to perform laser vision correction procedures with the Company's equipment) for $250 from its Parent. The Company also purchases service contracts and certain disposable products used to operate and maintain its laser systems from its Parent. These laser systems were purchased from the Parent and are accordingly recorded at the Parent's cost. The Company also purchases from its Parent certain administrative
services at the Parent's cost.   These administrative services
consist primarily of accounting, information technology and human resource services.

11. Foreign Operations

The following table summarizes financial information by geographic area:



Year Ended December 31, 1996:            United States    Europe    Eliminations   Consolidated

Revenues from unaffiliated customers     $  2,859         $   159    $   -         $  3,018
                                          =======          ======     ====          =======
Loss from operations                     $(16,432)        $(1,052)   $   -         $(17,484)
                                          =======          ======     ====          =======
Identifiable assets                      $ 19,481         $   (29)   $   -         $ 19,452
                                          =======          ======     ====          =======



Year Ended December 31, 1995:            United States    Europe     Eliminations   Consolidated
Revenues from unaffiliated customers       $    -         $   824    $   -         $   824
                                           =======         ======     =====         ======
Loss from operations                       $(2,171)       $(2,376)   $ 143         $(4,404)
                                           =======         ======     =====         ======
Identifiable assets                        $ 4,605        $ 1,842    $(837)        $ 5,610
                                           =======         ======     =====         ======




Year Ended December 31, 1994:            United States     Europe    Eliminations   Consolidated

Revenues from unaffiliated customers      $      -         $   839     $   -        $   839
                                           ========         ======      =====         =====
Loss from operations                      $      -         $(2,399)    $ 120        $(2,279)
                                           =======          =======     =====        =======
Identifiable assets                       $      -         $ 2,537     $(455)       $ 2,082
                                           =======          =======     =====        =======

12. Supplemental Cash Flow Information
For the years ended December 31, 1996, 1995, and 1994, the Company recorded the following non cash transactions:

1996
The Company received $ 20.0 million pursuant to an unsecured term loan guaranteed by the Parent who has assumed this obligation at December 31, 1996. The Company has recorded $1.2 million of interest in 1996 related to this debt.

13.  Subsequent Event
On August 18, 1997 Summit Technology, Inc. ("Summit") entered into an agreement to sell 5,000,000 shares of outstanding common stock in Refractive Centers International, Inc. ("RCII"), par value $.01 per share, to LCA-Vision Inc. ("LCA"), in consideration for 16,164,361 shares of LCA common stock, par value $.001 per share. The 5,000,000 shares of RCII common stock sold by Summit represents all its ownership in RCII or approximately 94.7% of the issued and outstanding shares of RCII common stock. LCA purchased the remaining 5.3% of the outstanding shares of RCII from certain option holders of RCII, who exercised their options prior to the closing, in exchange for shares of common stock of LCA.

                     REFRACTIVE CENTERS INTERNATIONAL, INC.

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                                 UNAUDITED

                                                            Page
                                                          -----

Consolidated Balance Sheet as of  June 30, 1997           F-2

Consolidated Statement of Operations for the six months
  ended June 30, 1997  and 1996                           F-3

Notes to Consolidated Financial Statements                F-4


           REFRACTIVE CENTERS INTERNATIONAL, INC. AND SUBSIDIARIES

                         Consolidated Balance Sheet
                               June 30, 1997
                         (in thousands; unaudited )

                                                   June 30, 1997
                                                   -------------
ASSETS

Current assets:
     Cash and cash equivalents                        $10,000

     Receivables                                          136

     Prepaid expenses and other current assets            242
                                                       ------
           Total current assets                        10,378


Property and equipment, net                             7,353

Other assets                                               87

Organization costs, net                                   762
                                                       ------
TOTAL ASSETS                                          $18,580
                                                       ======

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
     Accounts payable                                 $   343
     Accrued expenses                                   1,528
                                                       ------
         Total current liabilities                      1,871


Stockholder's equity:
     Common stock, $.01 par value.  Authorized 10,000
         shares;
         issued 5,000 shares                               50
     Investment by Parent                              51,008

     Accumulated deficit                              (34,349)
                                                       ------
        Total stockholder's equity                     16,709
                                                       ------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY            $18,580
                                                       ======


See accompanying notes to consolidated financial statements.




     REFRACTIVE CENTERS INTERNATIONAL, INC. AND SUBSIDIARIES

                 Consolidated Statement of Operations
                Six Months ended June 30, 1997  and 1996
           (in thousands, except per share amounts; unaudited)


                                                       June 30,
                                                  ----------------
                                               1997          1996
                                               ----          ----
Revenues:
     Patient service revenues              $    931       $    77
     Management fee revenues                  2,521           778
                                              -----         -----
           Total  revenues                    3,452           855

Operating expenses:
     Clinic                                   6,036         1,990
     Marketing and advertising                  603         4,372
     Parent company administrative services     480           599
     General and administrative                 954         3,208
                                              -----         -----
           Total operating expenses           8,073        10,169
                                              -----         -----

Loss from operations                         (4,621)       (9,314)

Interest expense/ (income), net                 (15)          528
                                              -----         -----

Net loss                                   $ (4,606)      $(9,842)
                                              =====         =====

Net loss per share                         $   (.92)      $ (1.97)
                                              =====         =====

Weighted average number of
     common shares outstanding                5,000         5,000
                                              =====         =====


See accompanying notes to consolidated financial statements.

    REFRACTIVE CENTERS INTERNATIONAL, INC. AND SUBSIDIARIES

           Notes to Consolidated Financial Statements




1.  Nature of  Business
Refractive Centers International, Inc. (the "Company") owns and manages free-standing vision centers that provide primarily excimer laser refractive surgery procedures to correct myopia ("nearsightedness"). This procedure is also called photorefractive keratectomy ("PRK"). At December 31, 1996, the Company had nineteen U.S. centers in operation. Of the nineteen centers, the company directly owns seven centers ("Company Centers"), operates five centers pursuant to management and stock restriction agreements with professional corporations ("P.C. Centers"), and operates seven centers ("Satellite Centers") in conjunction with management agreements with two teaching hospitals. The Company also has contracts with four additional teaching hospitals whereby the Company receives fees for certain Company provided services.

Prior to opening its U.S. centers in 1996, the Company operated centers in Europe. The Company ceased all European operations in April of 1996.

2.  Summary of Significant Accounting Policies

Basis of Presentation:
The Company is a wholly-owned subsidiary of Summit Technology, Inc. ("the Parent"). The Company has not operated as a stand alone entity and its operating losses have been funded by the Parent. In addition, since the Company began U.S. operations in 1996, administrative services have been provided by the Parent and certain allocations have been made to present the financial statements of the Company as a separate entity. Management believes that the allocation methods are reasonable. No provisions for income taxes has been made since the Company has incurred operating losses since inception. Interest expense has been recorded on all external debt and no interest has been charged to the Company by the Parent for advances made since the Company's primary source of financing has been through equity.

Principles of Consolidation:
The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries after elimination of material intercompany accounts and transactions.

(b)     Proforma financial information

        UNAUDITED PRO FORMA FINANCIAL INFORMATION



The following unaudited pro forma financial information (the "Unaudited Pro Forma Financial Information") is based on the historical financial statements of LCA-Vision and RCII and has been prepared to illustrate the effects of the acquisition of RCII and the related financing transactions.

The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1996 and the six months ended June 30, 1997 give effect to the acquisition of RCII as if such transaction had been completed by January 1, 1996 and January 1, 1997, respectively. The pro forma condensed consolidated balance sheet as of June 30, 1997 has been prepared as if the acquisition had occurred on such date.

The acquisition will be accounted for using the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16. The total purchase costs will be allocated to the tangible and intangible assets based upon their respective fair values. The allocation of the purchase price reflected in the unaudited pro forma financial information is preliminary. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable in the circumstances. The unaudited pro forma financial information is not necessarily indicative of either future results of operations or the results that might have occurred if the foregoing transaction had been consummated on the indicated dates.


                    LCA-Vision Inc.
Unaudited Pro Forma Condensed Consolidated Income Statement
           Six Months Ended June 30, 1997
        (in thousands, except per share data)


                            Historical  Historical   Pro Forma     LCA-Vision
                            LCA-Vision     RCII      Adjustments   Combined Pro Forma
Net revenue                   $ 6,602     $ 3,452                    $ 10,054 A
Direct operating expenses       4,412       5,071                       9,483 A
Depreciation and
  amortization                    832       1,100  $   300  B           2,232
Corporate general and
  administrative expenses       3,408       1,902   (1,077) C           4,233
Center pre-opening costs          163                                     163
                               ------       -----    --------          -------
 Operating income (loss)       (2,213)     (4,621)     777             (6,057)

Equity in (loss) from
 unconsolidated affiliates        (31)                                    (31)
Interest expense                 (508)                                   (508)
Other income (expense), net        47          15                          62
                               -------      ------   -------           -------
 Income (loss) before
       income taxes            (2,705)     (4,606)     777             (6,534)

Income tax expense                 61           -        -                 61
                               -------      ------   -------           -------
 Income (loss) from
      continuing operations   $(2,766)    $(4,606) $     0             (6,595)
Accrued dividend - Class B
     preferred stock              94                                      94
Amount applicable to (loss)
     per common share         $(2,860)    $(4,606)                   $ (6,689)
                              ========      ======                    ========
(Loss) per common share       $( 0.15)                               $   (.19)
                              ========                                ========
Number of common shares
 used in per share
  computations                 19,598               17,066 E           36,664
                              ========              ========          ========


                           LCA-Vision Inc.
     Unaudited Pro Forma Condensed Consolidated Income Statement
                     Year Ended December 31, 1996
              (in thousands, except per share data)


                           Historical   Historical  Pro Forma      LCA-Vision
                           LCA-Vision      RCII     Adjustments   Combined Pro Forma
Net revenue                  $13,760   $  3,018                      $ 16,778 A
Direct operating expenses      7,732      5,632                        13,364 A
Depreciation and amortization  1,597      1,156    $   600  B           3,353
Corporate general and
    administrative expenses    7,327     13,714     (9,280) C          11,761
Center pre-opening costs         220                                      220
                             -------     ------     ---------         -------
  Operating income (loss)     (3,116)   (17,484)     8,680            (11,920)

Equity in (loss) from
  unconsolidated affiliates     (906)                                    (906)
Interest expense                (770)    (1,273)     1,273 D             (770)
Other income (expense), net      741                                      741
                             --------    ------     --------           ------
Income (loss) before
       income taxes           (4,051)   (18,757)     9,953            (12,855)
Income tax expense                 -          -          -                  -
                             --------   --------    --------          --------
(Loss) from
  continuing operations      $(4,051)  $(18,757)   $ 9,953           $(12,855)
                             ========  =========   =========         =========
(Loss) per common
      share                  $ (0.21)                                $  (0.35)
                             ========                                =========

Number of common shares
 used in per share
  computations                19,610                17,066 E           36,676
                             ========               ======           =========
/TABLE


                                  LCA-Vision Inc.
             Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                   June 30, 1997
                             (dollars in thousands)

                                      Historical
                               LCA-Vision     RCII      Pro Forma     LCA-Vision
                                                        Adjustments  Combined Pro Forma
Current Assets:
 Cash and cash equivalents        $ 1,209    $10,000     $(4,000) F     $ 7,209
 Restricted cash                                           4,000  F       4,000
 Accounts receivable                1,356        136                      1,492
 Surgical supplies, prepaid
  expenses, other                   1,207        242                      1,449
                                    -----     ------      ---------      ------
    Total Current Assets            3,772     10,378                     14,150

Property and equipment, net         9,069      7,353     $ 1,500  G      17,922
Intangible assets                                         15,977  H      15,977
Investment in unconsolidated
  affiliates                          238                                   238
Other assets                          789        849         117  I       1,755
                                   -------     -----     ----------      ------
Total Assets                      $13,868    $18,580      $17,594        $50,042
                                   ------    -------     ---------      -------
Current Liabilities:
Accounts payable, accrued
 liabilities and
 other current liabilities        $ 1,562    $ 1,871     $ 1,017  J     $ 4,450
Current portion of long-term debt   7,744                  (6902) M         842
Deferred revenue                      210                                   210
                                   -------   -------     ----------      ------
 Total Current Liabilities          9,516      1,871       (5885)         5,502

Long-term debt, net of current
 maturities                         4,494                   6902  M      11,396
Notes payable to shareholders        1500                                 1,500
Other liabilities                                            600  K         600

Shareholders' Equity:
Preferred stock                     2,522                                 2,522
Common stock                           79         50         (33) L          96
Additional paid-in capital          3,234                 32,669  L      35,903
Investment by parent                          51,008     (51,008) L           0
Treasury stock                        (30)                                  (30)
Translation adjustment                  6                                     6
Retained deficit                   (7,453)   (34,349)     34,349  L      (7,453)
 Total Shareholders' Equity        (1,642)    16,709      15,977         38,497
                                  --------   -------      ----------   ---------
Total Liabilities and
Shareholders' Equity              $13,868   $ 18,580     $17,594       $ 50,042
                                  ========   ========    ===========   =========

/TABLE

            NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION
                       (dollars in thousands)


(A) The combined pro forma amounts do not reflect the elimination of revenues and direct operating expenses for RCII centers which will be closed by the Company. Management expects that the four centers located in West Palm Beach, Florida; Miami, Florida; Towson, Maryland and Chicago, Illinois will be closed by December 31, 1997. The revenues and direct operating expenses for these four centers for the periods presented are:

                   Year Ended               Six Months
                  December 31, 1996      Ended June 30, 1997

Revenues             $362                    $967
Direct operating
 expenses            $553                    $432

(B) The adjustment reflects additional depreciation and amortization resulting from the allocation of the Company's purchase price to the assets acquired, including an increase in property and equipment and the recording of goodwill associated with the Acquisition. Property and equipment acquired is amortized over a weighted average of 17 years and goodwill is amortized over 7 years.

(C) The adjustments reflect cost savings for the year ended December 31, 1996 and the six months ended June 30, 1997 resulting from the elimination of redundant corporate general and administrative expenses, RCII's parent company overhead allocation and certain marketing costs that will not be recurring expenses of the Company. Such pro forma cost savings are expected to be as follows:


                                 Year ended     Six months ended
                             December 31, 1996   June 30, 1997

Salaries terminated             $   967            $  425
Corporate costs                   8,397               652
RCII parent company allocation    1,042                 -
                                   ----              -----
                                $10,406            $1,077

(D) Adjustment represents the elimination of RCII interest expense to reflect interest expense based on the capitalization of the Company.

(E) The adjustment represents the shares issued in conjunction with the acquisition of RCII.

(F) The adjustment represents the reclassification of cash acquired in the acquisition to restricted cash. In conjunction with the acquisition of RCII, the Company entered into a new debt facility with its primary lender which requires the company to maintain $4 million on deposit with the bank.

(G) The adjustment represents the allocation of the purchase price to the estimated fair value of property and equipment acquired.


   NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION (continued)

           (in thousands, except per share)

(H) The adjustment represents the recording of goodwill associated with the acquisition. The purchase price is summarized as follows:


Issuance of 17,066 shares of LCA-Vision common stock valued at
$1.97 per share in exchange for all the outstanding shares of RCII
common stock                     $32,786


Acquisition costs                    400
                                  ------
                                  33,186
Net assets acquired at
 fair market value               (17,209)
                                ---------
Goodwill recorded               $ 15,977
                                =========


(I) Adjustment represents capitalized financing costs related to renegotiation of the Company's credit facility.

(J) Adjustment represents accrued costs directly attributable to the Acquisition, credit facility renegotiation and the issuance of LCA-Vision common shares.

(K) Adjustment represents the recording of deferred tax liabilities associated with the difference between the book and the tax basis of assets and liabilities, excluding goodwill.

(L) Adjustment represents the net additional common stock issued in connection with the acquisition of RCII after elimination of historical common stock amounts for RCII, and the elimination of the historical stockholders' equity of RCII as the acquisition will be accounted for as a purchase.

(M) Adjustment represents effect of new credit facility.

(c)     Exhibits

Exhibit No.                  Description                    Page

    2 Acquisition Agreement dated as of July 23, 1997 by and among LCA-Vision Inc., Summit Technology,
          Inc. and Refractive Centers International, Inc.

 99.1     LCA-Vision Inc. Press Release dated August 19,
          1997

 99.2     LCA-Vision Inc. Press Release dated August 21,
          1997

                          SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     LCA-Vision Inc.


Date: October 27, 1997              By:/s/ Larry P. Rapp
                                    -------------------------
                                    Larry P. Rapp
                                    Chief Financial Officer

Execution Copy




                            ACQUISITION AGREEMENT

                                  between

                              LCA-VISION INC.,

                           SUMMIT TECHNOLOGY, INC.
                                     and
                      REFRACTIVE CENTERS INTERNATIONAL, INC.

                                     Dated
                                July 23, 1997

                                   INDEX

ARTICLE I DEFINITIONS                                         1
ARTICLE II PURCHASE AND SALE OF STOCK                         1
2.1 Purchase and Sale of RCII Common Stock                    1
2.2 Closing                                                   1
2.3 Consideration                                             1

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SUMMIT          2
3.1  Organization, Qualification, Corporate Power,
     Competence, Etc                                          2
3.2  Capitalization                                           2
3.3  Noncontravention                                         3
3.4  Title                                                    4
3.5  Subsidiaries                                             4
3.6  Financial Statements                                     4
3.7  Events Subsequent to Most Recent RCII
     Fiscal Year End                                          4
3.8  Undisclosed Liabilities                                  5
3.9  Legal Compliance                                         5
3.10 Tax Matters                                              6
3.11 Real Property                                            6
3.12 Material Contracts                                       6
3.13 Notes and Accounts Receivable                            7
3.14 Powers of Attorney                                       7
3.15 Insurance                                                7
3.16 Litigation                                               7
3.17 Employees                                                7
3.18 Employee Benefit Plans                                   8
3.19 Brokers                                                  8
3.20 Guaranties                                               8
3.21 Activities in LCA Common Stock                           8
3.22 Disclosure                                               8
3.23 Incorporation                                            8

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF LCA              9
4.1 Organization, Qualification, Corporate
    Power, Competence, Etc                                    9
4.2 Capitalization                                            9
4.3 Noncontravention                                         10
4.4 Financial Statements                                     11
4.5 Events Subsequent to Most Recent LCA Fiscal Year End     11
4.6 SEC Filings                                              12
4.7 Tax Matters                                              13
4.8 Undisclosed Liabilities                                  14
4.9 Legal Compliance                                         14
4.10 Title                                                   14
4.11 Notes Payable to Shareholders                           14
4.12 Brokers                                                 14
4.13 Material Contracts                                      14
4.14 Litigation                                              15
4.15 Activities in LCA Common Stock                          15
4.16 Disclosure                                              15
4.17 Incorporation                                           16

ARTICLE V COVENANTS                                          16
5.1 Conduct of Business                                      16
5.2 Access to Premises and Information                       16
5.3 Fulfillment of Conditions                                16
5.4 Forbearances                                             16
5.5 No Transactions in LCA Common Stock                      17
5.6 Advice of Changes                                        17
5.7 No Restrictions on Summit's Conduct of Business          17
5.8 Public Announcement                                      17
5.9 HSR Act Compliance                                       17
5.10 LCA SEC Reports                                         18
5.11 RCII Option Holders                                     18
5.12 NASDAQ Listing                                          18
5.13 Business Restrictions                                   18

ARTICLE VI CONDITIONS TO LCA'S OBLIGATION TO CLOSE           18
6.1 Representations and Warranties; Covenants                19
6.2 RCII Cash Balance                                        19
6.3 Third Party Consents                                     19
6.4 No Injunctions or Restraints; Illegality                 19
6.5 Deliveries at Closing                                    19
6.6 No Material Adverse Change                               19
6.7 HSR Act                                                  19
6.8 RCII Stock                                               19

ARTICLE VII CONDITIONS TO SUMMIT'S AND
RCII'S OBLIGATION TO CLOSE                                   20
7.1  Representations and Warranties; Covenants               20
7.2  Board of Directors                                      20
7.3  Restructuring of Bank Debt                              20
7.4  Shareholder Debt                                        20
7.5  No Injunctions or Restraints; Illegality                20
7.6  Deliveries at Closing                                   20
7.7  No Material Adverse Change                              21
7.8  HSR Act                                                 21
7.9  Rights and Preferences of Interim Series Preferred Stock21

ARTICLE VIII DELIVERIES AT CLOSING                           21
8.1 Summit and RCII Deliveries                               21
8.2 LCA Deliveries                                           22

ARTICLE IX POST-CLOSING OBLIGATIONS                          22
9.1 Upgrade of Summit Laser Systems                          22
9.2 Release of Summit Guaranties                             22
9.3 Payment of LCA Shareholder Debt                          23
9.4 Registration of Distribution Shares and
    Selling Shareholder Registrable Shares                   23
9.5 NASDAQ Listing                                           24
9.6 Compliance With SEC Disclosure Requirements              24
9.7 Distribution of Distribution Shares                      25
9.8 Occupancy of Summit Space                                25
9.9 Post-Approval Support Services                           25
9.10 Interim Series Preferred Stock                          25
9.11 Access to Records                                       25

ARTICLE X INDEMNIFICATION; BREACH                            25
10.1 Indemnity Obligations of Summit                         25
10.2 Indemnity Obligations of LCA                            25
10.3 Procedures for Indemnification for Third Party Claims   25
10.4 Claims by Summit or LCA                                 26
10.5 Survival of Representations and Warranties              26
10.6 Limitations on Indemnification and Damages              27
10.7 Subrogation                                             27

ARTICLE XI TERMINATION                                       27
11.1 Mutual Agreement                                        27
11.2 Termination for Breach                                  27
11.3 Failure of Condition Precedent                          27
11.4 Effect of Termination                                   27

ARTICLE XII MISCELLANEOUS                                    28
12.1 Fees and Expenses                                       28
12.2 Governing Law                                           28
12.3 Notices                                                 28
12.4 Waiver                                                  28
12.5 Binding Effect                                          29
12.6 Entire Agreement                                        29
12.7 Survival of Confidentiality Agreement                   29
12.8 Severability                                            29
12.9 Amendment                                               29
12.10 Exhibits and Schedules                                 29
12.11 Third Party Beneficiaries                              29
12.12 Construction                                           29
12.13 Counterparts                                           29

SCHEDULE A DEFINITIONS                                       31
SCHEDULE B RCII DISCLOSURE SCHEDULE                          35
SCHEDULE C LCA DISCLOSURE SCHEDULE                           36

EXHIBIT A FORM OPINION OF GOLDSTEIN & MANELLO, P.C.          37
EXHIBIT B SHAREHOLDERS' AGREEMENT                            38
EXHIBIT C REGISTRATION RIGHTS AGREEMENT                      47
EXHIBIT D FORM OPINION OF DINSMORE & SHOHL LLP               66
EXHIBIT E HERSKOWITZ EMPLOYMENT DOCUMENTS                    67

This Acquisition Agreement is made and entered into this 23rd day of July, 1997 by and between LCA-Vision Inc., a Delaware corporation ("LCA"), Refractive Centers International, Inc., a
Delaware corporation ("RCII") and Summit Technology, Inc., a
Massachusetts corporation ("Summit").

WHEREAS, the Boards of Directors of each of LCA, RCII and Summit deem it advisable and in the best interests of their respective corporations that LCA acquire issued and outstanding common stock of RCII, all on the terms and subject to the conditions contained in this Agreement (the "Acquisition").

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                              ARTICLE I
                             DEFINITIONS

Capitalized terms used in this Agreement shall have the meanings set forth on Schedule A, unless the context otherwise requires.

                               ARTICLE II
                     PURCHASE AND SALE OF STOCK

2.1 Purchase and Sale of RCII Common Stock. Subject to the terms and conditions of this Agreement, at the Closing Summit agrees to sell, assign and transfer and LCA agrees to purchase and acquire, all of the issued and outstanding shares of the RCII Common Stock owned by Summit (the "Subject Stock"). LCA further agrees to purchase and acquire any Selling Shareholder Shares.

2.2 Closing. Subject to Article XI, the closing of the Acquisition and the other transactions contemplated hereunder (the "Closing") shall take place at the offices of Goldstein & Manello, P.C., 265 Franklin Street, Boston, Massachusetts 02110, or such other place as is mutually agreed to between the parties, at 10:00 a.m. on the next business day after expiration of the applicable waiting period under the HSR Act; or, if the conditions to Closing set forth in Article VI shall not have been satisfied on or prior to such date, at such later time or date as LCA shall specify, by notice to Summit, not less than three (3) nor more than five (5) business days after receipt of a Conditions Notice from Summit; or, if the conditions to Closing set forth in Article VII shall not have been satisfied on or prior to such date, at such later time or date as Summit shall specify, by notice to LCA, not less than three (3) nor more than five (5) business days after receipt of a Conditions Notice from LCA; provided that the Closing shall not take place later than the Outside Closing Date (the "Closing Date").

2.3 Consideration. The aggregate consideration payable by LCA at the Closing (the "Stock Consideration") shall be a number of shares of LCA Common Stock determined as follows:

2.3.1 To Summit for the Subject Stock, the number of shares of Subject Stock multiplied by the Per Share Consideration; and

2.3.2 To each Selling Shareholder for the Selling Shareholder
Shares, the number of Selling Shareholder Shares sold by each such Selling Shareholder multiplied by the Per Share Consideration.


                             ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF SUMMIT

Summit hereby represents and warrants to LCA as follows:

3.1 Organization, Qualification, Corporate Power, Competence, Etc.

3.1.1 RCII is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Except as set forth in Section 3.1.1 of the RCII Disclosure Schedule, RCII is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the failure to so qualify or obtain authorization would not have a Material Adverse Effect on RCII. RCII has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged, to own and use the properties owned and used by it and to execute, deliver and perform this Agreement. The execution and delivery of this Agreement and the consummation of the Acquisition and the other transactions contemplated hereby by RCII have been duly and validly authorized by all necessary corporate action. No other corporate acts or proceedings on the part of RCII are necessary to authorize this Agreement or the transactions contemplated hereby.

3.1.2 Summit is a corporation duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts. Summit has full corporate power and authority and all licenses, permits, and authorizations necessary to execute, deliver and perform this Agreement. The execution and delivery of this Agreement and the consummation of the Acquisition and the other transactions contemplated hereby by Summit have been duly and validly authorized by all necessary corporate action. No other corporate acts or proceedings on the part of Summit are necessary to authorize this Agreement or the transactions contemplated hereby.

3.1.3 This Agreement has been duly executed and delivered by RCII and Summit and constitutes the legal, valid and binding obligations of RCII and Summit, enforceable against each of them in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application and equitable principles applied by a court of competent jurisdiction.

3.1.4 Section 3.1.4 of the RCII Disclosure Schedule lists the directors and officers of RCII. Summit has delivered to LCA correct and complete copies of RCII's Certificate of Incorporation and By-Laws (each as amended to date). RCII is not in default under or in violation of any provision of its Certificate of Incorporation or By-Laws.

3.2 Capitalization.   Subject to adjustment as contemplated in
Section 5.11 hereof:

3.2.1 The entire authorized capital stock of RCII consists of 10,000,000 shares of RCII Common Stock, of which 5,000,000 shares are issued and outstanding;

3.2.2 All such issued and outstanding shares of RCII Common Stock have been duly authorized, are validly issued, fully paid, and nonassessable and are owned, of record and beneficially, by Summit, free and clear of all pledges, liens, encumbrances, charges or other security interests;

3.2.3 The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of the RCII Common Stock are as set forth in RCII's Certificate of Incorporation; and

3.2.4 Except as set forth in Section 3.2.4 of the RCII Disclosure
Schedule, (a) no person owns of record or is known to Summit to own beneficially any shares of capital stock of RCII, (b) no subscription, warrant, option, convertible security, or other right (contingent or otherwise) to purchase or otherwise acquire equity securities of RCII is authorized or outstanding, (c) there is no commitment by RCII to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness, and (d) there is no written or oral agreement by RCII or Summit to sell or transfer any RCII Common Stock to any third Person. RCII has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except as set forth in Section
3.2.4 of the RCII Disclosure Schedule, there are no voting trusts or agreements, stockholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of RCII. All of the outstanding securities of RCII were issued in compliance with all applicable Federal and state securities laws.

3.3 Noncontravention. Except as set forth in Section 3.3 of the RCII Disclosure Schedule, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which RCII or Summit is subject or any provision of the Certificate of Incorporation or By-Laws of RCII or of the Articles of Organization or By-Laws of Summit, or (b) result in a breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any agreement, contract, lease, license, instrument, or other arrangement to which RCII is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). Neither RCII nor Summit is required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement, other than pursuant to the HSR Act and as contemplated under Section 9.4 hereof.

3.4 Title.

3.4.1 Summit has good and marketable title to the Subject Stock, free and clear of all liens, charges, claims or encumbrances whatsoever. At the Closing and upon the consummation of the transactions contemplated by this Agreement, Summit shall transfer such title to the Subject Stock to LCA.

3.4.2 Except as set forth in Section 3.4.2 of the RCII Disclosure Schedule, RCII has good title to, or a valid leasehold interest in or license to, all properties and assets (a) used by it in the operations of its business, (b) located on its premises (except personal items not material to the operations of the business),
(c) shown on the Most Recent RCII Balance Sheet or (d) acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent RCII Balance Sheet.

3.5 Subsidiaries. Except as set forth in Section 3.5 of the RCII Disclosure Schedule, RCII does not have any subsidiaries, operating or otherwise, and does not own any capital stock or other equity interest in any Person, and is not a partner, joint venturer or member in any joint venture, partnership or other enterprise.

3.6 Financial Statements. Summit has delivered separately to LCA the following RCII consolidated financial statements (collectively the "RCII Financial Statements"): audited consolidated balance sheets and statements of operations, stockholder's equity and cash flow as of and for the fiscal years ended December 31, 1994, 1995 and 1996 (the last being the "Most Recent RCII Fiscal Year End"), and for the five month period ended May 31, 1997. The RCII Financial Statements (including the notes thereto) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and present fairly in all material respects the financial condition of RCII as of such dates and the results of operations of RCII for such periods.

3.7 Events Subsequent to Most Recent RCII Fiscal Year End. Since the Most Recent RCII Fiscal Year End, RCII has conducted its business only in the Ordinary Course of Business and there has not been any Material Adverse Effect in the business, financial condition, operations or results of operations of RCII, and RCII has not engaged in or been party to any agreement or occurrence outside the Ordinary Course of Business. Without limiting the generality of the foregoing, since that date (or such other date as may be specified below) and except as disclosed in Section 3.7 of the RCII Disclosure Schedule:

3.7.1 No Person (including RCII) has accelerated, terminated, modified or canceled any agreement, contract, lease or license (or series of related agreements, contracts, leases or licenses) to which RCII is a party or by which it or any of its properties are bound, except in the Ordinary Course of Business;

3.7.2 RCII has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

3.7.3 RCII has not canceled, compromised, waived or released any right or claim (or series of related rights and claims) outside the Ordinary Course of Business;

3.7.4 RCII has not (a) issued, sold or otherwise disposed of any of its capital stock, (b) granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock, (c) declared, set aside or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or (d) redeemed, purchased or otherwise acquired any of its capital stock;

3.7.5 RCII has not made any loan to or agreement with any of its directors, officers or employees and it has not entered into any other transaction with any of its directors, officers or employees outside the Ordinary Course of Business;

3.7.6 There has been no sale, assignment or transfer of any of the assets of RCII, except in the Ordinary Course of Business;
3.7.7 There have been no capital expenditures in excess of One
Hundred Thousand Dollars ($100,000) individually or Five Hundred
Thousand Dollars ($500,000) in the aggregate;

3.7.8 RCII has not failed to perform in any material respects all of its obligations under agreements, contracts, leases, licenses and instruments relating to or affecting its properties, assets and business, and has not changed materially the prices or offer terms of sale or license of any of its products or services;

3.7.9 RCII has not failed to maintain its books of account and records in the usual, regular and ordinary manner;

3.7.10 RCII has not made any material change in its accounting methods or materially revalued any of its assets outside the Ordinary Course of Business; and

3.7.11 There has not been any increase in the wages, salaries, compensation, stock option, pension or other fringe benefits payable to Ronald Herskowitz from those set forth in the definitive proxy materials filed by Summit with the SEC with respect to its annual meeting of stockholders held on June 25, 1997.

RCII is not under any legal obligation, whether written or oral, to do any of the foregoing.

3.8 Undisclosed Liabilities. To Summit's Knowledge and except as set forth in Section 3.8 of the RCII Disclosure Schedule, RCII does not have any Liability except for (a) Liabilities set forth in the Most Recent RCII Balance Sheet and (b) Liabilities which have arisen after the Most Recent RCII Fiscal Year End in the Ordinary Course of Business.

3.9 Legal Compliance. Except as disclosed in Section 3.9 of the RCII Disclosure Schedule, RCII has complied in all material respects (including without limitation in its capacity as a tenant), with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of federal, state, local and foreign governments (and all agencies thereof), including, without limitation, federal and state health care laws, rules and regulations restricting fee-splitting, patient referrals to entities in which physicians hold an interest and the corporate practice of medicine, and no material action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against it alleging any failure so to comply. Except as set forth in Section 3.9 of the RCII Disclosure Schedule and as contemplated by Sections 5.9 and 9.4 hereof, no consent, approval or authorization of, or registration, qualification or filing with, any governmental agency or authority is required for the execution and delivery of this Agreement by RCII or Summit or for the consummation by RCII and Summit of the transactions contemplated hereby or thereby. All of RCII's material rights under all of its permits, approvals and licenses, both governmental and private, related to the operation of its business will continue unimpaired by the Acquisition contemplated hereby, except as set forth in Section 3.9 of the RCII Disclosure Schedule.

3.10 Tax Matters.

3.10.1 RCII has filed all Tax Returns that it was required to file, including, without limitation, any Tax Returns required to be filed with any state. All such Tax Returns were correct and complete in all material respects. All Taxes owed by RCII shown on any Tax Return have been paid. Except as set forth in Section
3.10 of the RCII Disclosure Schedule, RCII currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where RCII does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of RCII that arose in connection with any failure (or alleged failure) to pay any Tax.

3.10.2 RCII has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

3.10.3 There is no dispute or claim concerning any Tax Liability of RCII either (a) claimed or raised by any authority in writing or (b) as to which RCII or Summit has Knowledge.

3.10.4 Section 3.10 of the RCII Disclosure Schedule lists all federal, state, local and foreign income Tax Returns filed with respect to RCII for taxable periods ended on or after December 31, 1993; no such Tax Returns have been audited or currently are the subject of audit. RCII has delivered to LCA correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by RCII since December 31, 1993.

3.10.5 RCII has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

3.10.6 RCII will not have as of the Closing Date any liability for Taxes, except for Taxes which have been specifically accrued for in full on the books and records of RCII in the Ordinary Course of Business and Taxes not yet due and payable.

3.11 Real Property.  Except for the leases described in Section
3.11 of the RCII Disclosure Schedule, RCII does not own or lease any real property.

3.12 Material Contracts. Section 3.12 of the RCII Disclosure Schedule lists and briefly describes all written contracts, agreements and instruments to which RCII is a party, or by which it or its properties are bound, and which involve on the part of any Person provision of goods or services or payment of money in excess of $20,000 or which, if breached, could result in damages or loss of benefits to RCII in excess of $20,000 (the "RCII Material Contracts"), and sets forth, as to each contract, agreement or instrument, whether consummation of the transactions contemplated hereby will require consent of any third party to avoid the occurrence of a breach or default of, or termination or change of rights or benefits under, such contract, agreement or instrument. Summit has delivered to LCA a correct and complete copy of each written agreement listed in Section 3.12 of the RCII Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 3.12 of the RCII Disclosure Schedule. With respect to each RCII Material Contract and except as set forth in
Section 3.12 of the RCII Disclosure Schedule, (a) the RCII Material Contract is legal, valid, binding, enforceable and in full force and effect, (b) no material breach, default, termination or loss or change of rights or benefits shall occur with respect to such RCII Material Contract as a result of the consummation of the transactions contemplated hereby, (c) RCII is not, and to Summit's Knowledge no other party is, in material breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under an RCII Material Contract, (d) no party has repudiated any provision of an RCII Material Contract and (e) RCII has not incurred any penalty or similar charges for delays in delivery of any product or service or any indemnification or warranty obligations under such RCII Material Contract.

3.13 Notes and Accounts Receivable. All notes and accounts receivable of RCII are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims and are current and collectible in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth in the Most Recent RCII Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of RCII.

3.14 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of RCII.

3.15 Insurance. Section 3.15 of the RCII Disclosure Schedule contains a true and complete list and brief description of all insurance policies currently in force with respect to RCII.
Except as set forth in such Section 3.15, each of the insurance policies is in full force and effect and the premiums with respect thereto have been fully paid through the current billed date.
RCII has delivered to LCA a copy of each insurance policy (including policies providing property, casualty, liability and workers' compensation coverage and bond and surety arrangements) to which RCII has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past two years.

3.16 Litigation. Section 3.16 of the RCII Disclosure Schedule sets forth each instance in which RCII (a) is subject to any outstanding injunction, judgment, order, decree, ruling or charge or (b) is a party or is threatened in writing to be made a party to any action, suit, proceeding, hearing or investigation of, in, or before any court or quasi judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator.

3.17 Employees. RCII is not a party to or bound by any collective bargaining agreement, nor has it experienced during the last four years any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. Summit has no Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of RCII.

3.18 Employee Benefit Plans.

3.18.1 RCII does not maintain, and has not at any time maintained, any Employee Benefit Plans for the benefit of its employees. Certain of its employees participate in Employee Benefit Plans of Summit, as set forth in Section 3.18.1 of the RCII Disclosure Schedule.

3.18.2 Except as set forth in Section 3.18.2 of the RCII Disclosure Schedule, RCII does not maintain any bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance or other similar fringe benefit or employee benefit plans or have any written employment agreements with any of its employees. RCII has provided to LCA true, correct any complete copies of all plans and agreements set forth in such Section 3.18.2.

3.19 Brokers. Neither RCII nor Summit has retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement other than Piper
Jaffray Inc.

3.20 Guaranties.  Except as disclosed in Section 3.20 of the RCII
Disclosure Schedule, RCII is not a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

3.21 Activities in LCA Common Stock. To Summit's Knowledge, neither Summit nor any of its Affiliates, nor any Person acting on behalf of either or all of Summit or any of its Affiliates, have at any time engaged in any purchase, sale, transfer, hedging, derivative or other activities of any kind relating to the LCA Common Stock that constitutes, or reasonably could be construed as constituting, a manipulative or deceptive device or contrivance in violation of applicable federal or state securities laws or common law.

3.22 Disclosure. The representations and warranties contained in this Article 3 do not contain any untrue statement of a material fact or, in light of any other information regarding RCII and Summit contained in this Agreement, omit to state any material fact necessary in order to make the statements and information contained in this Article 3 not misleading.

3.23 Incorporation. Each item of disclosure contained in a numbered section of the RCII Disclosure Schedule shall be deemed incorporated by reference in each other numbered section of the RCII Disclosure Schedule, as if fully set forth therein.

                           ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF LCA

LCA hereby represents and warrants to Summit as follows:

4.1 Organization, Qualification, Corporate Power, Competence, Etc.

4.1.1 LCA is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. LCA is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the failure to so qualify or obtain authorization would not have a Material Adverse Effect on LCA.
LCA has full corporate power and authority and all licenses, permits and authorizations necessary to carry on the businesses in which it is engaged, to own and use the properties owned and used by it and to execute, deliver and perform this Agreement. The execution and delivery of this Agreement and the consummation of the Acquisition and the other transactions contemplated hereby by LCA have been duly and validly authorized by all necessary corporate action. No other corporate acts or proceedings on the part of LCA are necessary to authorize this Agreement or the transactions contemplated hereby.

4.1.2 This Agreement has been duly executed and delivered by LCA and constitutes the legal valid and binding obligations of LCA, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application and equitable principles applied by a court of competent jurisdiction.

4.1.3 Section 4.1.3 of the LCA Disclosure Schedule lists the directors and officers of LCA. LCA has delivered to Summit correct and complete copies of its Certificate of Incorporation and By-Laws (each as amended to date). LCA is not in default under or in violation of any provision of its Certificate of Incorporation or By-Laws.

4.2 Capitalization.

4.2.1  The entire authorized capital stock of LCA consists of (a)
110,000,000 shares of LCA Common Stock, of which 19,599,237 shares are issued and outstanding and (b) 10,000,000 shares of preferred stock, $.001 par value per share (the "LCA Preferred Stock"), 1,688 shares of which are designated as Class A Preferred Stock
(all of which are issued and outstanding), and 12.6 shares of which are designated as Class B Preferred Stock (6 shares of which are issued and outstanding as the "First Interim Series" and 6.6 of which are issued and outstanding as the "Second Interim
Series", such Series together, the "Interim Series Preferred
Stock"). In addition, 2,500,000 shares of LCA Common Stock are reserved for future issuance under the LCA-Vision Inc. 1995 Long-Term Stock Incentive Plan and 1,250,000 shares of LCA Common Stock are reserved for future issuance under the LCA-Vision Inc.
Directors' Non-Discretionary Stock Option Plan (such plans together being the "LCA Option Plans"). No additional classes of the LCA Preferred Stock have been designated and there are no current commitments, arrangements, understandings or agreements to do so. Section 4.2.1 of the LCA Disclosure Schedule is a true, accurate and complete statement of all issued and outstanding shares of LCA Common Stock and LCA Preferred Stock, and all shares of LCA Common Stock subject to options.

4.2.2 All issued and outstanding shares of LCA Common Stock and LCA Preferred Stock have been duly authorized and are validly issued, fully paid and nonassessable.

4.2.3 The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of the LCA Common Stock and LCA Preferred Stock are as set forth in LCA's
Certificate of Incorporation, as amended, and Certificates of Designations previously provided to Summit.

4.2.4 Except as set forth in Section 4.2.4 of the LCA Disclosure Schedule, (a) no person owns of record or is known to LCA to own beneficially more than five percent (5%) of any shares of capital stock of LCA, (b) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities of LCA is authorized or outstanding, (c) there is no commitment by LCA to issue shares, subscriptions, warrants, options, convertible securities or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness and (d) there is no written or oral agreement by LCA to sell or transfer any LCA Common Stock or LCA Preferred Stock to any third Person. LCA has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein, or to pay any dividend or make any other distribution in respect of the LCA Common Stock or LCA Preferred Stock. Except as set forth in Section 4.2.4 of the LCA Disclosure Schedule, there are no voting trusts or agreements, stockholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of LCA. All of the outstanding securities of LCA were issued in compliance with all applicable Federal and state securities laws.

4.2.5 The shares of LCA Common Stock that constitute the Stock Consideration will be duly authorized and validly issued, and as of the date of issuance shall be fully paid and nonassessable and free of all liens, charges, claims, encumbrance and Liabilities whatsoever.

4.3 Noncontravention. Except as set forth in Section 4.3 of the LCA Disclosure Schedule, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which LCA is subject or any provision of the Certificate of Incorporation or By-Laws of LCA or (b) result in a breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any agreement, contract, lease, license, instrument, or other arrangement to which LCA is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). LCA is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any federal, state or local government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement, other than pursuant to the HSR Act and as contemplated under
Section 9.4 hereof.

4.4 Financial Statements. LCA has delivered separately to Summit the following LCA consolidated financial statements (collectively the "LCA Financial Statements"): audited consolidated balance sheets and statements of operations stockholder's equity and cash flow as of and for the fiscal years ended December 31, 1995 and 1996 (the last being the "Most Recent LCA Fiscal Year End"). LCA has also delivered to Summit unaudited monthly income statements and balance sheets for the period ended May 31, 1997, together with account analysis and other supporting detail relating thereto (the "May Financial Statements"). The LCA Financial Statements (including the notes thereto) and the May Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, present fairly in all material respects the financial condition of LCA as of such dates and the results of operations of LCA for such periods.

4.5 Events Subsequent to Most Recent LCA Fiscal Year End. Since the Most Recent LCA Fiscal Year End, LCA has conducted its business only in the Ordinary Course of Business and there has not been any Material Adverse Effect in the business, financial condition, operations or results of operations of LCA, and LCA has not engaged in or been party to any agreement or occurrence outside the Ordinary Course of Business. Without limiting the generality of the foregoing, since that date (or such other date as may be specified below) and except as disclosed in Section 4.5 of the LCA Disclosure Schedule:

4.5.1 No Person (including LCA) has accelerated, terminated, modified or canceled any agreement, contract, lease or license (or series of related agreements, contracts, leases or licenses) to which LCA is a party or by which it or any of its properties are bound, except in the Ordinary Course of Business;

4.5.2 LCA has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

4.5.3 LCA has not canceled, compromised, waived or released any right or claim (or series of related rights and claims) outside the Ordinary Course of Business;

4.5.4 LCA has not (a) issued, sold or otherwise disposed of any of its capital stock, (b) granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock, (c) declared, set aside or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or (d) redeemed, purchased or otherwise acquired any of its capital stock;

4.5.5 LCA has not made any loan to or agreement with any of its directors, officers or employees and it has not entered into any other transaction with any of its directors, officers or employees outside the Ordinary Course of Business;

4.5.6 There has been no sale, assignment or transfer of any of the assets of LCA, except in the Ordinary Course of Business;

4.5.7 There have been no capital expenditures in excess of One
Hundred Thousand Dollars ($100,000) individually or Five Hundred
Thousand Dollars ($500,000) in the aggregate;

4.5.8 LCA has not failed to perform in any material respects all of its obligations under agreements, contracts, leases, licenses and instruments relating to or affecting its properties, assets and business, and has not changed materially the prices or offer terms of sale or license of any of its products or services;

4.5.9 LCA has not failed to maintain its books of account and records in the usual, regular and ordinary manner;

4.5.10 LCA has not made any material change in its accounting methods or materially revalued any of its assets outside the Ordinary Course of Business;

4.5.11 There has not been any increase in the wages, salaries, compensation, stock option, pension or other fringe benefits payable to any executive officer, employee or director of LCA from those set forth in the definitive proxy materials filed by LCA with the SEC with respect to its annual meeting of stockholders held on June 9, 1997 (the "LCA Proxy Statement"); and

4.5.12 There has not occurred any event that would require the filing by LCA of a report on Form 8-K with the SEC.

LCA is not under any legal obligation, whether written or oral, to do any of the foregoing.

4.6 SEC Filings.

4.6.1 LCA has timely filed all forms, reports and documents required to be filed by it with the SEC at all times from and after LCA became obligated to make such filings with the SEC (collectively, the "LCA SEC Reports"), and has heretofore delivered to RCII and Summit, in the form filed with the SEC, (a) all Annual Reports on Form 10-K filed by LCA with the SEC, (b) all proxy statements relating to LCA's meetings of stockholders (whether annual or special) for which definitive proxy statements have been required to be filed with the SEC, (c) all other reports or registration statements filed by LCA with the SEC, and (d) all amendments and supplements to all such reports and registration statements filed by LCA with the SEC.

4.6.2 The LCA SEC Reports (a) were prepared in all material respects in accordance with, and comply with, the requirements of the 1933 Act or the 1934 Act, as the case may be, and (b) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4.6.3 None of LCA's subsidiaries is required to file any forms, reports or other documents with the SEC.

4.6.4 Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the LCA SEC
Reports are identical to the LCA Financial Statements provided to Summit by LCA.

4.6.5 Except as set forth in Section 4.6.5 of the LCA Disclosure Schedule, there are no impediments to LCA's eligibility to register its equity securities with the SEC by use of any SEC Form appropriate for purposes of filing and causing to become effective the Distribution Shares Registration Statement and the Selling Shareholders Registration Statement, as contemplated by Section 9.4, including, without limitation, impediments resulting from current or past violations of filing or reporting obligations under the 1933 Act or the 1934 Act, the listing of the LCA Common Stock on the NASDAQ SmallCap Market, magnitude of market capitalization or any actions or inactions of any of its officers, directors or shareholders.

4.6.6 Except as  set forth in Section 4.6.6 of the LCA Disclosure
Schedule, from and after the respective filing dates of the most recent annual report on Form 10-KSB, quarterly report on Form 10-QSB and definitive proxy statement filed under Section 14A of the 1934 Act, there has been no material change in the statements, facts or information contained in any one or more of such LCA SEC
Reports, whether or not such material change constitutes a Material Adverse Effect and whether or not such material change would be required to be contained in an amendment to an LCA SEC
Report as filed with the SEC, a filing on any Form approved for use by the SEC or in a press release.

4.7 Tax Matters.

4.7.1 LCA has filed all Tax Returns that it was required to file, including, without limitation, any Tax Returns required to be filed with any state. All such Tax Returns were correct and complete in all material respects. All Taxes owed by LCA (whether or not shown on any Tax Return) have been paid. Except as disclosed in Section 4.7 of the LCA Disclosure Schedule, LCA currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where LCA does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of LCA that arose in connection with any failure (or alleged failure) to pay any Tax.

4.7.2 LCA has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

4.7.3  There are no disputes or claims concerning any Tax
Liability of LCA either (a) claimed or raised by any authority in writing or (b) as to which LCA has Knowledge, which in the aggregate exceed $10,000.00.

4.7.4 Section 4.7 of the LCA Disclosure Schedule lists all federal, state, local and foreign income Tax Returns filed with respect to LCA for taxable periods ended on or after December 31, 1995; no such Tax Returns have been audited or currently are the subject of audit. LCA has delivered to RCII and Summit correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by LCA since December 31, 1995.

4.7.5 LCA has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

4.7.6 LCA will not have as of the Closing Date any liability for Taxes, except for Taxes which have been specifically accrued for in full on the books and records of LCA in the Ordinary Course of Business and Taxes not yet due and payable.

4.7.7 LCA has no liability with respect to any Taxes resulting from operations of any predecessor entity (by merger, consolidation, sale of stock or assets or otherwise) taxed under Subchapter S of the Code. LCA is not bound by any agreement pursuant to which it has any obligation to reimburse any shareholder or other person with respect to any tax liability incurred by such shareholder or Person during the period for which LCA was taxed under Subchapter S of the Code.

4.8 Undisclosed Liabilities. To LCA's Knowledge and except as set forth in Section 4.8 of the LCA Disclosure Schedule, LCA does not have any Liability except for (a) Liabilities set forth in the Most Recent LCA Balance Sheet and (b) Liabilities which have arisen after the Most Recent LCA Fiscal Year End in the Ordinary Course of Business.

4.9 Legal Compliance. LCA has complied in all material respects (including without limitation in its capacity as a tenant), with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of federal, state, local and foreign governments (and all agencies thereof), including, without limitation, federal and state health care laws, rules and regulations restricting fee-splitting, patient referrals to entities in which physicians hold an interest and the corporate practice of medicine, and no material action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against it alleging any failure so to comply. Except as set forth in Section 4.9 of the LCA Disclosure Schedule and as contemplated by Sections 5.9 and 9.4 hereof, no consent, approval or authorization of, or registration, qualification or filing with, any governmental agency or authority is required for the execution and delivery of this Agreement by LCA or for the consummation by LCA of the transactions contemplated hereby or thereby. All of LCA's material rights under all of its permits, approvals and licenses, both governmental and private, related to the operation of its business will continue unimpaired by the Acquisition contemplated hereby, except as set forth in Section 4.9 of the LCA Disclosure Schedule.

4.10 Title. LCA has good and marketable title to the shares that constitute the Stock Consideration, free and clear of any liens, charges, claims or encumbrances whatsoever. At the Closing and upon the consummation of the transactions contemplated by this Agreement, LCA shall transfer such title to Summit and any Selling Shareholders. Except as set forth in Section 4.10 of the LCA Disclosure Schedule, LCA owns all of its assets and properties free and clear of all liens, claims, encumbrances, security interests and mortgages.

4.11 Notes Payable to Shareholders. The aggregate indebtedness of LCA to its shareholders (the "LCA Shareholder Debt") on all notes payable as of the date of this Agreement is $1,901,339 as of May
31, 1997.

4.12 Brokers. LCA has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

4.13 Material Contracts. Section 4.13 of the LCA Disclosure Schedule lists and briefly describes all written contracts, agreements and instruments to which LCA is a party, or by which it or its properties are bound, and which involve on the part of any Person provision of goods or services or payment of money in excess of $20,000 or which, if breached, could result in damages or loss of benefits to RCII in excess of $20,000 (the "LCA Material Contracts"), and sets forth, as to each contract, agreement or instrument, whether consummation of the transactions contemplated hereby will require consent of any third party to avoid the occurrence of a breach or default of, or termination or change of rights or benefits under, such contract, agreement or instrument. LCA has delivered to Summit a correct and complete copy of each agreement listed in Section 4.13 of the LCA Disclosure Schedule relating in any way to its laser refractive surgery centers, and upon request, shall deliver to Summit a correct and complete copy of each other written agreement listed in Section 4.13 of the LCA Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 4.13 of the LCA Disclosure Schedule. With respect to each LCA Material Contract and except as set forth in Section 4.13 of the LCA Disclosure Schedule, (a) the LCA Material Contract is legal, valid, binding, enforceable and in full force and effect, (b) no material breach, default, termination or loss or change of rights or benefits shall occur with respect to such LCA Material Contract as a result of the consummation of the transactions contemplated hereby, (c) LCA is not, and to LCA's Knowledge no other party is, in material breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under an LCA Material Contract, (d) no party has repudiated any provision of an LCA Material Contract and (e) LCA has not icurred any penalty or similar charges for delays in delivery of any product or service or any indemnification or warranty obligations under such LCA Material Contract. Except as disclosed in Section 4.13 of the LCA Disclosure Schedule, all contracts, understandings and arrangements between LCA and Stephen N. Joffe (and his Affiliates)(a) have been disclosed in LCA's annual report on Form 10-KSB for the fiscal year ended December 31, 1996 or in the LCA Financial Statements for the fiscal year ended December 31, 1996, including the notes thereto, or the LCA Proxy Statement, whether or not such contracts, understandings and arrangements meet the criteria of materiality set forth in this Section 4.13 and (b) reflect arms'-length transactions, in each case at fair market value for the relevant services, goods or property.

4.14 Litigation. Section 4.14 of the LCA Disclosure Schedule sets forth each instance in which LCA (a) is subject to any outstanding injunction, judgment, order, decree, ruling or charge or (b) is a party or is threatened in writing to be made a party to any action, suit, proceeding, hearing or investigation of, in, or before any court or quasi judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator.

4.15 Activities in LCA Common Stock. To LCA's Knowledge, neither LCA nor any of its Affiliates, nor any Person acting on behalf of either or all of LCA or any of its Affiliates, have at any time engaged in any purchase, sale, transfer, hedging, derivative or other activities of any kind relating to the LCA Common Stock that constitutes, or reasonably could be construed as constituting, a manipulative or deceptive device or contrivance in violation of applicable federal or state securities laws or common law.

4.16 Disclosure. The representations and warranties contained in this Article 4 do not contain any untrue statement of a material fact or, in light of any other information regarding LCA contained in this Agreement, omit to state any material fact necessary in order to make the statements and information contained in this
Article 4 not misleading.

4.17 Incorporation. Each item of disclosure contained in a numbered section of the RCII Disclosure Schedule shall be deemed incorporated by reference in each other numbered section of the RCII Disclosure Schedule, as if fully set forth therein.

                               ARTICLE V
                               COVENANTS

5.1 Conduct of Business. From and after the date of this Agreement (and with respect to LCA from and after the date of filing of its most recent Annual Report on Form 10-K with the SEC) through the Closing Date, except as expressly contemplated or permitted by this Agreement, each of RCII and LCA shall (a) conduct its business in the Ordinary Course of Business, and(b) use reasonable efforts to maintain and preserve its business organizations, assets, employees and advantageous business relationships.

5.2 Access to Premises and Information. Prior to Closing, each party shall permit the other party and their respective authorized representatives to have reasonable access, during regular business hours, to their premises and documents, books and records, and such financial and operating data and other information as a party may reasonably request (with respect to Summit solely relating to RCII), and to make copies at their own expense.

5.3 Fulfillment of Conditions. The parties will use their best efforts to bring about the fulfillment of each of the conditions precedent to the obligations of the other party to close the transactions contemplated by this Agreement, and will render reasonable assistance to the other party as requested by such other party to enable it to fulfill its obligations hereunder. Summit and LCA each shall give notice to the other party, by telecopy, when they, respectively, have satisfied all of the conditions to the other party's obligation to close for which they, respectively, are responsible (a "Conditions Notice").

5.4 Forbearances. Prior to Closing, neither LCA, on the one hand, nor RCII, on the other, shall, without the prior written consent of the other party:

5.4.1 Other than in the Ordinary Course of Business incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for the obligations of any other Person, or make any loan or advance to any other Person;

5.4.2 Issue or grant any rights with respect to issuance of, any shares of its capital stock, or adjust, split, combine or reclassify any capital stock, make, declare or pay any dividend or make any other distribution on, or redeem, purchase or otherwise acquire, any shares of its capital stock, except for issuance of shares of LCA Common Stock or RCII Common Stock, as the case may be, pursuant to the exercise of stock options outstanding on the date of this Agreement and which (a) in the case of LCA, are listed on Section 4.2.1 and or 4.2.4 of the LCA Disclosure Schedule and (b) in the case of RCII are contemplated under
Section 5.11 hereof, and except that LCA may grant options in the Ordinary Course of Business under the LCA Option Plans to directors and employees, except executive employees listed in the LCA Proxy Statement;

5.4.3 Other than in the Ordinary Course of Business sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets, or cancel, release or assign any indebtedness to any Person;

5.4.4 Make any material investment in another Person, either by purchase of stock or securities, contributions to capital, property transfers or otherwise;

5.4.5 Except in the Ordinary Course of Business, enter into, amend or terminate any material contracts or agreements, including, without limitation, any agreements of employment, stock or asset sale, acquisition, merger, consolidation or other business acquisition, disposition or combination, or make any change in any material leases or contracts; or

5.4.6 Amend its Certificate of Incorporation or By-Laws.

5.5 No Transactions in LCA Common Stock. Except as otherwise expressly permitted by this Agreement, neither LCA nor any of its Affiliates, nor Summit nor any of its Affiliates, shall have engaged in any transactions directly or indirectly involving LCA Common Stock, including, without limitation, purchases, sales, transfers, dispositions, transactions in derivatives, pledges or grants of options, proxies or voting rights.

5.6 Advice of Changes. The parties shall promptly advise the other party of any change or event having a Material Adverse Effect on it (with respect to Summit solely relating to RCII) or which it believes would or would be reasonably likely to cause or constitute a material breach of any of their respective representations, warranties or covenants hereunder.

5.7 No Restrictions on Summit's Conduct of Business. LCA acknowledges and agrees that the covenants, obligations and restrictions contained in this Article V and elsewhere in this Agreement, as they relate to activities involving Summit, relate solely to Summit in its capacity as shareholder of RCII, and not generally to Summit and its business and assets. Except as expressly provided herein, there shall be no express or implied limitation on Summit's ability to conduct its business, other than as it relates solely to RCII, whether or not in the Ordinary Course of Business.

5.8 Public Announcement. Neither Summit and RCII, on the one hand, nor LCA, on the other, nor any of their respective officers, employees, representatives or agents, will make any public announcement or issue any press release regarding this Agreement and the transactions contemplated hereby, without the advance consent of the other party, provided, however, that any party may make any announcements that, upon advice of counsel and after notice to the other party, it believes to be necessary to comply with the disclosure obligations under any federal or state securities laws or the rules and regulations of any self-regulatory organization by which such party is bound.

5.9 HSR Act Compliance. Each of Summit and LCA represents that it has sent for filing with the Federal Trade Commission and the United States Department of Justice a Premerger Notification and Report Form with respect to the Acquisition. Summit and LCA shall each prepare and file all such other documents with the Federal Trade Commission and the United States Department of Justice as are required for the parties to comply with the HSR Act, and shall promptly furnish all material thereafter requested by any of the regulatory agencies having jurisdiction over such filings. Each of the parties represents that it has not requested an acceleration of the applicable waiting period under the HSR Act, and agrees that it shall not make such a request for acceleration unless the parties shall mutually agree to make such request.

5.10 LCA SEC Reports. Any reports, forms and other documents filed by LCA with the SEC after the date of this Agreement (a) will be prepared in all material respects in accordance with, and will comply with, the requirements of the 1933 Act or the 1934 Act, as the case may be, and (b) will not at the time they are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

5.11 RCII Option Holders. RCII shall use its reasonable best efforts to cause each of the holders (the "Option Holders") of options to purchase shares of RCII Common Stock (the "RCII Options") to exercise the RCII Options and acquire shares of RCII Common Stock (the "Option Shares") and sell the Option Shares to LCA simultaneously with consummation of the Acquisition. Any Option Holder so electing (a "Selling Shareholder") shall, as of the Closing Date, (a) sell, assign and transfer the Option Shares (the "Selling Shareholder Shares") to LCA for the Stock Consideration contemplated under Section 2.3 hereof, (b) make the representations and warranties to LCA contained in Sections 3.1.3 and 3.4.1, revised to relate solely to the Selling Shareholders, upon LCA making to them the representations and warranties contained in Sections 4.2.5 and 4.10 hereof and agreeing to register the shares of LCA Common Stock constituting the Stock Consideration pursuant to the Selling Shareholder Registration Statement as provided in Section 9.4 hereof, and (c) deliver to LCA a stock certificate representing the Selling Shareholder's Option Shares, duly endorsed for transfer. LCA agrees to include all shares of LCA Common Stock constituting the Stock Consideration (the "Selling Shareholder Registrable Shares") in a registration statement under the 1933 Act to permit resale of such Selling Shareholder Registrable Shares by the Selling Shareholders, as provided in Section 9.4 hereof.

5.12 NASDAQ Listing. LCA shall apply for and use its best efforts to obtain, prior the Closing Date, a listing for the trading of the LCA Common Stock (including the shares of LCA Common Stock that constitute the Stock Consideration) on the NASDAQ National Market System.

5.13 Business Restrictions. Prior to the date that is the earlier of (i) three (3) years after the date of this Agreement, and (ii) the expiration of the Shareholders' Agreement, Summit shall not own or operate laser vision correction centers. This shall not, however, restrict Summit in any way from providing support services to its customers, including without limitation, leasing of laser systems, marketing support and results analysis.

                                ARTICLE VI
                           CONDITIONS TO LCA'S
                           OBLIGATION TO CLOSE

The obligation of LCA to consummate the Acquisition and the other transactions contemplated by this Agreement is subject to satisfaction or waiver by LCA, on or prior to the Closing Date, of the following conditions:

6.1 Representations and Warranties; Covenants. The representations and warranties of Summit set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date, as though made on and as of the Closing Date, except as contemplated in Section 5.11 hereof. RCII and Summit shall have complied with all of their obligations under this Agreement which are to be performed or complied with by them on or prior to the Closing, including without limitation covenants contained in Article V hereof. LCA shall have received an officer's certificate signed on behalf of Summit to the foregoing effect.

6.2 RCII Cash Balance. RCII shall have a cash balance of not less than Ten Million Dollars ($10,000,000) on the Closing Date.

6.3 Third Party Consents. Summit and RCII shall have obtained the third party consents to the Acquisition called for under those RCII Material Contracts identified in Section 3.12 of the RCII
Disclosure Schedule.

6.4 No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Acquisition or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced which prohibits, restricts or makes illegal consummation of the Acquisition or any of the other transactions contemplated by this Agreement.

6.5 Deliveries at Closing. At Closing, Summit and RCII shall have executed and delivered all of the agreements, instruments and documents, and made other deliveries, required of them under
Section 8.1 and such other agreements, instruments and documents LCA may reasonably request in order to fulfill the intents and purposes of this Agreement.
6.6 No Material Adverse Change. Without limiting the generality of Section 6.1, since the Most Recent RCII Fiscal Year End, no Material Adverse Effect with respect to RCII shall have occurred, nor shall any event or events have occurred which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on RCII. LCA shall have received an officer's certificate signed on behalf of Summit to the foregoing effect.

6.7 HSR Act. The waiting period under the HSR Act shall have expired and there shall not be any outstanding order of a court of competent jurisdiction restraining the consummation of the transactions contemplated hereby.

6.8 RCII Stock. As of the Closing Date, (a) Summit shall own no less than ninety six percent (96%) of the then issued and outstanding shares of RCII Common Stock and (b) any Selling
Shareholders shall have complied with the obligations set forth in
Section 5.11(a), (b) and (c) hereof.

                               ARTICLE VII
                    CONDITIONS TO SUMMIT'S AND RCII'S
                        OBLIGATION TO CLOSE

The obligation of RCII and Summit to consummate the Acquisition and the other transactions contemplated by this Agreement is subject to satisfaction or waiver by Summit and RCII, on or prior to the Closing Date, of the following conditions:

7.1 Representations and Warranties; Covenants. The representations and warranties of LCA set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date, as though made on and as of the Closing Date. LCA shall have complied with all of its obligations under this Agreement which are to be performed or complied with by it on or prior to the Closing, including without limitation covenants contained in
Article V hereof. RCII and Summit shall have received an officer's certificate signed on behalf of LCA to the foregoing effect.

7.2 Board of Directors. The Board of Directors of LCA shall consist of the following five (5) members: Stephen N. Joffe, John
C. Hassan, John H. Gutfreund, Ronald Herskowitz and William O. Coleman. If Ronald Herskowitz shall not have become employed by LCA pursuant to the Employment Documents, he shall not serve as a director of LCA and the fifth director shall be mutually agreed to between LCA and Summit.

7.3 Restructuring of Bank Debt. LCA shall have restructured its bank indebtedness in a manner acceptable to Summit in its sole discretion. Without limiting the generality of the foregoing, the restructured facility will not be acceptable to Summit unless it has a maturity date of not less than thirteen (13) months from the date of restructuring, provides for LCA property to serve as collateral only for indebtedness as to which LCA is the sole, primary obligor and permits borrowings of not less than the current facility.

7.4 Shareholder Debt. LCA shall not have repaid any of the Shareholder Debt (including payments of principal and interest) from and after the date of this Agreement through the Closing Date and LCA shall have delivered to Summit, on or prior to the Closing Date, evidence that the instruments representing Shareholder Debt have been legended as required by Section 9.3.
7.5 No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Acquisition or any of the other transactions contemplated by this Agreement shall be in effect.
No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced which prohibits, restricts or makes illegal consummation of the Acquisition or any of the other transactions contemplated by this Agreement.

7.6 Deliveries at Closing. At Closing, LCA shall have executed and delivered all of the agreements, instruments and documents, and made other deliveries, required of them under Section 8.2 and such other agreements, instruments and documents RCII and Summit may reasonably request in order to fulfill the intents and purposes of this Agreement.

7.7 No Material Adverse Change. Without limiting the generality of Section 7.1, since the Most Recent LCA Fiscal Year End, no Material Adverse Effect with respect to LCA shall have occurred, nor shall any event or events have occurred which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on LCA. RCII and Summit shall have received an officer's certificate signed on behalf of LCA to the foregoing effect.

7.8 HSR Act. The waiting period under the HSR Act shall have expired and there shall not be any outstanding order of a court of competent jurisdiction restraining the consummation of the transactions contemplated hereby.

7.9 Rights and Preferences of Interim Series Preferred Stock. LCA shall have amended, and shall have obtained all necessary consents and taken all necessary corporate action to amend the Certificates of Designations, Preferences and Rights (the "Certificates of Designations") of the Interim Series Preferred Stock to (i) establish the "per share Conversion Price of Interim Series Class B Preferred Stock" in Section 4(a) of the Certificates of Designations at Three and 50/100 Dollars ($3.50) per share, (ii) to delete Section 4(b) from the Certificates of Designations, and
(iii) to delete the two parenthetical phrases in Section 4(c) of the Certificates of Designations.

                               ARTICLE VIII
                            DELIVERIES AT CLOSING

8.1 Summit and RCII Deliveries. At the Closing, Summit shall deliver the following, duly executed:

8.1.1 Certificate of an officer of Summit contemplated under Sections 6.1 and 6.6.

8.1.2 One or more stock certificates representing the shares of Subject Stock acquired by LCA, duly endorsed for transfer.

8.1.3 An opinion of Goldstein & Manello, P.C., counsel to Summit and RCII, dated as of the Closing Date and addressed to LCA, substantially in the form attached as Exhibit A hereto.

8.1.4 Contracts pursuant to which Summit will provide maintenance services to LCA for all Summit excimer laser systems owned or leased by LCA as of the Closing Date, including without limitation those owned or leased by LCA and by RCII prior to the Acquisition, such contracts to be in Summit's standard form (the "Service Contracts"). The Service Contracts shall have a term of three (3) years and require fees of $80,000 per laser system for such three
(3) year period. Notwithstanding the foregoing, with respect to no more than five (5) such service contracts, if during the term of a service contract LCA discontinues all use of the laser system subject to a service contract (except in connection with the closing of a laser vision correction center), and does not replace such laser system, either at the original location of such laser system or at a new location, with any Summit excimer laser system, then LCA may terminate such contract.

8.1.5 A shareholders' agreement between Summit, Stephen N. Joffe, Sandra F.W. Joffe and any holder of five percent (5%) or more of LCA Common Stock in the form attached as Exhibit B (the
"Shareholders' Agreement").

8.1.6 The Registration Rights Agreement in the form attached as Exhibit C.

8.1.7  The documents contemplated under Section 5.11.

8.2 LCA Deliveries. At the Closing, LCA shall deliver the following, duly executed:

8.2.1 Certificate of an officer of LCA contemplated under Sections 7.1 and 7.7.

8.2.2  One or more certificates representing the Stock
Consideration, issued in the names and amounts designated by Summit no less than three (3) business days prior to the Closing.

8.2.3 An opinion of Dinsmore & Shohl, L.L.P., counsel to LCA, dated as of the Closing Date and addressed to Summit and RCII, substantially in the form attached as Exhibit D hereto.

8.2.4 The Service Contracts.

8.2.5 The Shareholders' Agreement.

8.2.6 The Registration Rights Agreement.

8.2.7 The Employment Documents in the form attached as Exhibit E hereto, provided that LCA shall be relieved of its obligation to execute and deliver the Employment Documents if Mr. Herskowitz does not, at or prior to the Closing, execute the Employment Documents.

                           ARTICLE IX
                    POST-CLOSING OBLIGATIONS

9.1 Upgrade of Summit Laser Systems. Summit shall, at LCA's request, and subject to the execution and delivery of Summit's standard sales contract, upgrade any Summit Apex laser system to an Apex Plus laser system. The charge per system for any such upgrade shall be the lesser of (a) Fifty Five Thousand Dollars ($55,000) and (b) Summit's cost of the upgrade.

9.2 Release of Summit Guaranties. LCA shall use its best efforts to obtain releases of Summit's guaranties of RCII real estate leases, as identified in Section 3.12 of the RCII Disclosure Schedule, including without limitation, offering its own guaranties in place of Summit's. LCA shall indemnify, defend and hold Summit harmless from and against any Liabilities Summit may incur from and after the Closing Date with respect to any such guaranties from which it has not been released.

9.3 Payment of LCA Shareholder Debt. Regardless of the payment terms contained in the instruments representing the LCA Shareholder Debt, LCA shall not make principal payments under the LCA Shareholder Debt unless the earnings of LCA for the prior fiscal year (before taxes, amortization of goodwill and depreciation, net of capital expenditures for such fiscal year) exceeded One Million Dollars ($1,000,000), and then payment may be made only to the extent of twenty-five percent (25%) of such excess. LCA shall cause the instruments representing the LCA Shareholder Debt to contain a legend to the effect of the foregoing.

9.4 Registration of Distribution Shares and Selling Shareholder
Registrable Shares.

9.4.1 Within sixty (60) days of the Closing, LCA shall prepare, file and cause to become effective one or more registration statements under the 1933 Act registering (a) the Distribution Shares for distribution by Summit pro rata to its shareholders (the "Distribution Shares Registration Statement"), and (b) the Selling Shareholder Registerable Shares (either separately or in combination with the Distribution Shares Registration Statement the "Selling Shareholders Registration Statement"). If LCA is unable, after using its best efforts throughout such sixty-day period, to cause the Distribution Shares Registration Statement and/or the Selling Shareholders Registration Statement to become effective, the sixty-day period shall be extended for an additional thirty (30) days, provided that LCA continues to use its best efforts to bring about such effectiveness throughout such additional thirty-day period.

9.4.2 LCA shall consult with Summit throughout the registration process, and shall permit Summit to (a) review and comment upon all drafts of the Registration Statements and preliminary and final prospectuses contained therein, and all amendments and supplements thereto, prior to filing with the SEC, and(b) conduct such due diligence regarding the combined business operations of LCA and RCII as Summit, in its reasonable discretion, shall determine to be necessary and appropriate, including, without limitation, the inspection and copying of corporate documents of LCA. The Registration Statements, and the preliminary and final prospectuses contained therein, and all amendments and supplements thereto, shall be satisfactory in form and substance to Summit and its counsel before being filed.

9.4.3 Unless application of state securities laws (other than anti-fraud laws and filing requirements) is preempted by federal legislation under the National Securities Markets Improvement Act of 1996, LCA further shall register or otherwise qualify the Distribution Shares and the Selling Shareholder Registrable Shares covered by the Registration Statements under the applicable securities or "blue sky" laws of those jurisdictions which purport to regulate distributions of securities as contemplated by the Registration Statements.

9.4.4 LCA further shall (a) furnish to Summit a copy of all documents filed and all correspondence from and to the SEC in connection with the Registration Statements, (b) insure the obtaining of any necessary approvals from the National Association of Securities Dealers, Inc. and (c) cause the Distribution Shares and the Selling Shareholder Registrable Shares to be listed with NASDAQ.
9.4.5 LCA shall use its best efforts to maintain the effectiveness of the Registration Statements until all of the Distribution Shares have been distributed by Summit to its shareholders and then, if later, until the earlier to occur of (a) completion of the sale of all Selling Shareholder Registrable Shares registered thereunder and (b) one year from the effective date of the Selling Shareholders Registration Statement. LCA shall promptly notify Summit of any material event or change in circumstances that renders any Registration Statement or prospectus incomplete, inaccurate or misleading in any material way, and LCA promptly will amend the Registration Statements and the prospectuses contained therein as and to the extent necessary to comply with all applicable securities laws.

9.4.6 All expenses of such registration, including without limitation filing and registration fees and expenses of complying with state securities laws, shall be borne by LCA.

9.4.7 LCA shall effect the registration of the Distribution Shares in accordance with Summit's intended method of distribution to its shareholders.

9.4.8 In connection with the Distribution Shares Registration Statement and the Selling Shareholders Registration Statement, LCA shall provide to Summit and the Selling Shareholders such representations, warranties, covenants, indemnifications, opinions of counsel, accountants' "comfort letters" (if obtainable) and such other protections as are customarily provided to underwriters and selling shareholders, as the case may be, in public underwritten offerings, including but not limited to, those provided in Section 7 of the Registration Rights Agreement.

9.4.9 LCA shall, as promptly as practicable, notify Summit, at any time when a prospectus relating to the sale of the Distribution Shares is required by law to be delivered in connection with sales by an underwriter or dealer, of the occurrence of any event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the registered Distribution Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and as promptly as practicable make available to Summit and to the underwriters any such supplement or prospectus.

9.5 NASDAQ Listing. If the LCA listing for the trading of the LCA Common Stock (including the shares of LCA Common Stock that constitute the Stock Consideration) on the NASDAQ National Market
System has not been completed prior to Closing, LCA shall continue to use its best efforts to obtain such listing as soon as practicable after the Closing.

9.6 Compliance With SEC Disclosure Requirements. From and after the Closing Date and with respect solely to the Acquisition and the other transactions contemplated by this Agreement, each of LCA and Summit shall comply with all disclosure obligations under any federal or state securities laws or the rules and regulations of any self-regulatory organization by which such party is bound. At all times that LCA has a class of equity securities registered under the 1934 Act, LCA shall comply with all disclosure obligations under any federal or state securities laws or the rules and regulations of any self-regulatory organization by which LCA is bound.
9.7 Distribution of Distribution Shares. Subject to compliance with Section 9.4 hereof, Summit shall, as soon as practicable after the effective date of the Distribution Shares Registration Statement, distribute to its shareholders, as a dividend, the Distribution Shares.

9.8 Occupancy of Summit Space. RCII may continue to occupy the space it currently occupies at Summit's facility at 21 Hickory Drive, Waltham, Massachusetts for ninety (90) days after the Closing Date, upon such terms and conditions to which the parties shall mutually agree. During such period, LCA shall use its best efforts to obtain alternate space and to relocate RCII.

9.9 Post-Approval Support Services. After the Closing Date, LCA shall cause RCII to continue to comply with its existing obligations to Summit to provide post-approval support services, related to Summit's obligation to provide information to the U.S.
Food and Drug Administration.

9.10 Interim Series Preferred Stock. LCA shall not amend the rights and preferences of the Interim Series Preferred Stock without Summit's prior written approval in each instance for a period commencing on the date of this Agreement and terminating on the earlier of (i) five (5) years from the date of this Agreement and (ii) the date on which Summit owns less than 5% of LCA's outstanding Common Stock.

9.11 Access to Records. After the Closing Date, LCA shall have the right to review and copy, at reasonable times on reasonable notice to Summit, RCII records which predate the Closing Date.

                           ARTICLE X
                     INDEMNIFICATION; BREACH

10.1 Indemnity Obligations of Summit. Summit hereby agrees to indemnify and hold LCA harmless from, and to reimburse LCA for, any and all losses, damages, deficiencies, claims, liabilities, obligations, suits, actions, fees, costs, penalties, charges and expenses (including, without limitation, reasonable attorneys' fees) of any nature whatsoever (collectively, "Losses"), suffered or incurred by LCA resulting from or in connection with breach of any representation, warranty, covenant or agreement of Summit contained in this Agreement or any document, agreement, instrument or certificate delivered or filed pursuant hereto.

10.2 Indemnity Obligations of LCA. LCA hereby agrees to indemnify and hold Summit harmless from, and to reimburse Summit for, any and all Losses suffered or incurred by Summit resulting from or in connection with breach of any representation, warranty, covenant or agreement of LCA contained in this Agreement or any document, agreement, instrument or certificate delivered or filed pursuant hereto.

10.3 Procedures for Indemnification for Third Party Claims. If any third party shall make a claim for which Summit or LCA is entitled to indemnification under Section 10.1 or 10.2 hereof, the following procedures shall apply:

10.3.1 Within thirty (30) days after receipt by an Indemnified Party of any third party notice of any demand, claim or circumstance that, with the lapse of time, would or could give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation with respect to which the Indemnified Party intends to seek indemnification hereunder ("Asserted Liability"), the Indemnitee shall give notice thereof (the "Claims Notice") to the Indemnifying Party. The Claims Notice shall describe the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary) of the indemnification claim that is being or may be asserted by the Indemnified Party.

10.3.2 Promptly after receipt of a Claims Notice, but no later than fifteen (15) days after such receipt, the Indemnifying Party shall proceed to compromise or defend such Asserted Liability at its own expense, employing counsel of its own choosing reasonably satisfactory to the Indemnified Party. The Indemnifying Party shall immediately notify the Indemnified Party of the initiation of such compromise or defense, and shall keep the Indemnified Party informed as to the status and progress of such compromise or defense. The Indemnified Party shall reasonably cooperate in the compromising of or the defending against such Asserted Liability, and shall have the right to participate in any such compromise or defense, and such participation shall not limit, impair or affect its rights to indemnification hereunder. If within fifteen (15) days after delivery of the Claims Notice, the Indemnified Party has not received from the Indemnifying Party any notice of the initiation of the defense or compromise of the Asserted Liability, the Indemnified Party shall be free to compromise or defend the Asserted Liability at its sole election at the expense and risk of the Indemnifying Party, and with full right of indemnification as provided herein.

10.3.3 If any Indemnifying Party reasonably determines that its interests in any Asserted Liability conflict or may conflict with those of any Indemnifying Party, it may retain separate counsel and separately participate in the defense or compromise of any Asserted Liability, with full right of indemnification with respect to any expense related thereto, including attorney's fees.

10.3.4 All parties shall make available to each other party any books, records or other documents within its control which are necessary or useful for the defense or compromise of any Asserted Liability, and shall in all cases cooperate fully with one another in the defense or compromise of any Asserted Liability. In the event that the interests of any one or more parties conflict with the interests of any one or more other parties, such cooperation shall not be required if it would jeopardize the defense of any such party or parties.

10.4 Claims by Summit or LCA. Summit and LCA shall be entitled to bring a direct claim against the other in connection with any breach of any provision of this Agreement, including without limitation, any claim for indemnification for any such breach under Section 10.1 or 10.2 hereof, as the case may be.

10.5 Survival of Representations and Warranties. All representations and warranties and, except as otherwise contemplated in this Agreement, all covenants and agreements of the parties contained in or made pursuant to this Agreement, and the rights of the parties to seek indemnification with respect thereto, or otherwise to seek recovery with respect to a breach thereof, shall survive the Closing and shall expire eighteen (18) months after the Closing Date. The expiration of indemnification rights shall not relate to any claim made by an Indemnified Party or claiming party under Section 10.3 or 10.4 until such claim has been fully and finally resolved.

10.6 Limitations on Indemnification and Damages. An Indemnifying Party, both in its capacity as an indemnitor and as a party to this Agreement, shall not be liable to an Indemnified Party, both in its capacity as an indemnitee and as a party to this Agreement, unless the aggregate amount of all Losses suffered by the Indemnified Party in any capacity exceed $2,000,000 (the "Claims Basket"), and shall not be liable for any individual Loss suffered by the Indemnified Party in any capacity unless the amount of such Loss exceeds $200,000 (the "Claims Minimum"). At such time as the Claims Basket has been exceeded, the Indemnifying Party shall be liable to the Indemnified Party for all Losses that are in excess of the Claims Minimum, without further reference to the Claims Basket. Notwithstanding the foregoing, claims by an Indemnified Party under Sections 3.2 , 3.4.1, 4.2 and 4.10 of this Agreement shall not be subject to the Claims Basket.

10.7 Subrogation. Any Indemnifying Party which indemnifies an Indemnified Party for any matter pursuant to this Article X shall, upon payment in full of the amount owed with respect to such matter, be subrogated to the rights of such Indemnified Party against all other Persons with respect to such matter, and, in its own name or in the name of the Indemnified Party, may assert any claim against any such Person with the Indemnified Party may have with respect thereto.

                                ARTICLE XI
                               TERMINATION

This Agreement may be terminated in the following manner:

11.1 Mutual Agreement. The parties may terminate this Agreement by mutual written agreement.

11.2 Termination for Breach. Summit and RCII, on the one hand, and LCA, on the other, may terminate this Agreement at any time prior to the Closing if there has been (a) a material breach of a representation or warranty of the other party to this Agreement or
(b) a material breach of a covenant, agreement or undertaking to be performed by the other party under this Agreement. Any party seeking to terminate this Agreement under this Section 11.2 shall give written notice to the other party specifying the basis for the claim of breach, and the party receiving such notice shall have fifteen (15) days to attempt to cure such breach, unless the Outside Closing Date is less than fifteen days after the date of such notice, in which case the receiving party shall have through the Outside Closing Date to attempt such cure.

11.3 Failure of Condition Precedent. Summit and RCII, on the one hand, and LCA, on the other, may terminate this Agreement as of the Outside Closing Date, if any of the conditions precedent to such party's obligation to close have not been met on or prior to the Outside Closing Date.

11.4 Effect of Termination. Upon any termination of this Agreement, this Agreement shall terminate and be of no further force and effect without any further liability of any party, provided, however, that no termination of this Agreement shall relieve or release any of the parties hereto from liability with respect to any breaches or violations of any representations, warranties, covenants or agreements contained in this Agreement.

                                 ARTICLE XII
                                MISCELLANEOUS

12.1 Fees and Expenses. Each party to this Agreement shall bear its own expenses, including, without limitation, legal expenses, incurred in connection with the negotiation, drafting and consummation of the Agreement and like matters. Notwithstanding the foregoing, LCA shall pay all stock transfer Taxes, sales Taxes, documentary stamp Taxes, recording charges and other similar Taxes arising with respect to the transactions consummated under this Agreement. Summit hereby represents that it has paid the filing fees required to be paid under the HSR Act.

12.2 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without application of principles of conflict of laws, any suit for the enforcement of this Agreement may be brought in the courts of such state and all parties consent to the exclusive jurisdiction of such courts and to service of process in any such suit being made upon any party by mail at their respective addresses set forth in below.

12.3 Notices. All notices hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered in hand, (ii) five (5) business days after dispatch by certified mail, postage prepaid, return receipt requested, (iii) one (1) business day after dispatch via a courier service which guaranties delivery within one business day or (iv) upon receipt of confirmation of a telecopy to a party, in each case to the parties at their respective addresses set forth below, or to such other address as a party may specify by notice:

If to Summit or RCII:          If to LCA:
Summit Technology, Inc.        LCA-Vision, Inc.
21 Hickory Drive               7840 Montgomery Road
Waltham, MA  02154             Cincinnati, OH  45236
Attn:  Chief Executive Officer Attn:  President

with a copy to:                with a copy to:

Goldstein & Manello, P.C.      Dinsmore & Shohl LLP
265 Franklin Street            1900 Chemed Center
Boston, MA  02110              255 East Fifth Street
Attn:  Lauren Jennings, Esq.   Cincinnati, OH  45202-3172
                               Attn: Charles F. Hertlein, Jr.,
Esq.

12.4 Waiver. All of the parties hereby waive any rights they may have for a rescission of the Acquisition and the other transactions contemplated by this Agreement, whether by reason of a claim under securities laws, common law, contract or otherwise.
Waiver of any provision of this Agreement, in whole or in part, in any one instance shall not constitute a waiver of any other provision in the same instance, nor any waiver of the same or another provision in another instance, but each provision shall continue in full force and effect with respect to any other then-existing or subsequent breaches.

12.5 Binding Effect. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors, heirs, representatives and assigns, except that no party may delegate any of his or its obligations under this Agreement or assign this Agreement without the prior written consent of the other party.

12.6 Entire Agreement. This Agreement, together with the Confidentiality Agreement dated October 18, 1996 (the "Confidentiality Agreement"), the Shareholders' Agreement and the Registration Rights Agreement constitutes the entire agreement between the parties hereto with respect to its subject matter, superseding all prior negotiations, communications, contracts and other agreements, courses of dealing and the like between or among the parties.

12.7 Survival of Confidentiality Agreement. The Confidentiality Agreement shall survive execution of this Agreement and shall remain binding on the parties hereto through any Closing and any termination of this Agreement, in accordance with its terms.

12.8 Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and this Agreement shall be interpreted as if such provision or provisions were not a part hereof.

12.9 Amendment. This Agreement may be amended, modified or terminated, and any right under this Agreement may be waived in whole or in part, only by a writing signed by all parties hereto.

12.10 Exhibits and Schedules.  All Exhibits and Schedules to this
Agreement shall be incorporated in and deemed for all purposes a part of this Agreement.

12.11 Third Party Beneficiaries. Nothing in this Agreement, whether express or implied, is intended to or shall be deemed to confer upon any Person other than the parties hereto any rights or remedies, under this Agreement or otherwise.

12.12 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

12.13 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall constitute one and the same instrument.

               REMAINDER OF PAGE DELIBERATELY LEFT BLANK



IN WITNESS WHEREOF, the parties hereto, by their duly authorized officers, have executed this Agreement under seal, as of the day and year first above written.

SUMMIT TECHNOLOGY, INC.              LCA-VISION INC.


By: /s/Robert J. Palmisano          By:/s/Stephen N. Joffe
   Chief Executive Officer              President






REFRACTIVE CENTERS
INTERNATIONAL, INC.


By:  /s/Robert J. Palmisano
     Chief Executive Officer


The undersigned shareholders of LCA-Vision, Inc. hereby execute this Acquisition Agreement solely with respect to the obligations contained in Sections 7.9, 8.2.5 and 9.3.


/s/Stephen N. Joffe
Stephen N. Joffe


/s/Sandra F.W. Joffe
Sandra F.W. Joffe

                              SCHEDULE A

DEFINITIONS


"Acquisition" has the meaning set forth in the recitals.

"Affiliate" means any director, officer or ten percent or greater stockholder of a corporate Person, and any entity controlled by or under common control with a Person, as well as a Person's immediate family members.

"Agreement" means this Acquisition Agreement dated July 23, 1997.

"Asserted Liability" has the meaning set forth in Section 10.3.1.

"Certificates of Designations" has the meaning set forth in
Section 7.9.

"Claims Basket" has the meaning set forth in Section 10.6.

"Claims Minimum" has the meaning set forth in Section 10.6.

"Claims Notice" has the meaning set forth in Section 10.3.1.

"Closing" has the meaning set forth in Section 2.2.

"Closing Date" has the meaning set forth in Section 2.2.

"Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder, as amended, and in the case of any referenced section of any such statute, rule or regulation, any successor section thereto.

"Conditions Notice" has the meaning set forth in Section 5.3.

"Confidentiality Agreement" has the meaning set forth in Section
12.6.

"Distribution Shares" means those shares of the Stock
Consideration that Summit intends to distribute to its shareholders. The total number of Distribution Shares shall be approximately Nine Million Seven Hundred Thirty Two Thousand Six
Hundred Twenty One (9,732,621), but not less than Nine Million
(9,000,000).

"Distribution Shares Registration Statement" has the meaning set forth in Section 9.4.

"Employee Benefit Plans" means any employee pension plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and employee welfare plans (as defined in Section 3(1) of ERISA).

"Employment Documents" means the documents setting forth the terms and conditions of LCA's employment of Ronald Herskowitz with RCII, including, without limitation, his position, compensation package and stock options.

"HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder.

"Indemnified Party" means a party seeking indemnification from the other party pursuant to Article X.

"Indemnifying Party" means a party from whom indemnification is being sought pursuant to Article X.

"Interim Series Preferred Stock" has the meaning set forth in
Section 4.2.1.

"Knowledge" means actual knowledge of a Person and any information that Person would have discovered by conducting a reasonable investigation of the subject matter as to which information is being sought, which investigation shall include, without limitation, information obtained upon consultation with executive officers of any corporation as to which Knowledge is imputed.

"LCA Common Stock" means the class of common stock of LCA, $0.001 par value per share, registered under Section 12(g) of the 1934
Act.

"LCA Financial Statements" has the meaning set forth in Section
4.4.

"LCA Material Contract" has the meaning set forth in Section 4.13.

"LCA Option Plans" means the LCA-Vision Inc. 1995 Long-Term Stock
Incentive Plan and the LCA-Vision Inc. Directors' Non-Discretionary Stock Option
 Plan.

"LCA Preferred Stock" has the meaning set forth in Section 4.2.1.

"LCA Proxy Statement" has the meaning set forth in Section 4.5.11.

"LCA SEC Reports" has the meaning set forth in Section 4.6.1.

"LCA Shareholder Debt" has the meaning set forth in Section 4.11.

"Liability" means any liability or obligation of a Person, whether absolute, accrued, contingent or otherwise, of a type and nature that would be reported on a financial statement (including the notes thereto) prepared in accordance with generally accepted accounting principles and would be material, whether individually or in the aggregate, to the consolidated financial condition or business of the Person taken as a whole.

"Losses" has the meaning set forth in Section 10.1.

"Material Adverse Effect" means any change in or effect on the assets, condition or prospects, financial or otherwise, of LCA or RCII, as the case may be, which, when considered either singly or in the aggregate together with all other adverse changes or effects with respect to a party, is materially adverse to LCA or RCII, as the case may be.

"May Financial Statements" has the meaning set forth in Section
4.4.

"Most Recent LCA Balance Sheet" means the balance sheet of LCA contained within the LCA Financial Statements for the year ended
December 31, 1996.

"Most Recent LCA Fiscal Year End" has the meaning set forth in
Section 4.4.

"Most Recent RCII Balance Sheet" means the balance sheet of RCII contained within the RCII Financial Statements for the year ended
December 31, 1996.

"Most Recent RCII Fiscal Year End" has the meaning set forth in
Section 3.6.

"NASDAQ" means the National Association of Securities Dealers
Automated Quotation System.

"1933" Act" means the Securities Act of 1933, as from time to time amended.

"1934 Act" means the Securities Exchange Act of 1934, as from time to time amended.

"Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

"Option Holders" has the meaning set forth in Section 5.11.

"Option Shares" has the meaning set forth in Section 5.11.

"Outside Closing Date" means forty-five (45) calendar days after execution of this Agreement.

"Per Share Consideration" means the quotient of (a) seventeen million sixty five thousand five hundred seventy nine (17,065,579) divided by (b) the sum of the number of shares of issued and outstanding RCII Common Stock on the Closing Date plus the number of shares of RCII Common Stock into which options to purchase shares of RCII Common Stock are exercisable on the Closing Date.

"Person" means an individual, partnership, corporation, association, joint stock company, trust, joint venture, unincorporated organization, or governmental entity (or any department, agency, or political subdivision thereof).

"RCII Common Stock" means common stock of RCII, $0.01 par value per share.

"RCII Financial Statements" has the meaning set forth in Section
3.6.

"RCII Material Contracts" has the meaning set forth in Section
3.12.

"RCII Options" has the meaning set forth in Section 5.11.

"Registration Rights Agreement" has the meaning set forth in
Section 8.1.6.

"Registration Statements" means the Distribution Shares
Registration Statement and the Selling Shareholders Registration
Statement.

"SEC" means the United States Securities and Exchange Commission.

"Security Interest" means any mortgage, pledge, lien, encumbrance, charge or other security interest, other than (a) mechanic's, materialmen's and similar liens, (b) liens for Taxes not yet due and payable or for Taxes the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

"Selling Shareholder" has the meaning set forth in Section 5.11.

"Selling Shareholder Shares" has the meaning set forth in Section
5.11.

"Selling Shareholders Registrable Shares" has the meaning set forth in Section 5.11.

"Selling Shareholders Registration Statement" has the meaning set forth in Section 9.4.

"Service Contracts" has the meaning set forth in Section 8.1.4.

"Shareholders' Agreement" has the meaning set forth in Section
8.1.5.

"Stock Consideration" has the meaning set forth in Section 2.3.

"Subject Stock" has the meaning set forth in Section 2.1.

"Summit Retained Shares" means the shares of LCA Common Stock representing Stock Consideration retained by Summit after distribution of the Distribution Shares.

"Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs, duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

"Tax Returns" means any return, declaration, report, claim for refund or information return relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.



                          SCHEDULE B

                 RCII DISCLOSURE SCHEDULE


            Not filed herewith but available on request


                          SCHEDULE C

                   LCA DISCLOSURE SCHEDULE


            Not filed herewith but available on request


                            EXHIBIT A

           FORM OPINION OF GOLDSTEIN & MANELLO, P.C.


            Not filed herewith but available on request


     EXHIBIT B

                      SHAREHOLDERS' AGREEMENT

This Shareholders' Agreement is made and entered into this 18th day of August, 1997 by and between LCA-Vision Inc., a Delaware corporation ("LCA"), Summit Technology, Inc., a Massachusetts corporation ("Summit") and the LCA shareholders listed on Schedule A hereto ("Shareholders").

WHEREAS, the LCA and Summit have entered into a certain
Acquisition Agreement dated as of even date herewith (the
"Acquisition Agreement") pursuant to which LCA is acquiring from Summit all of its shares of common stock of Refractive Centers
International, Inc., a Delaware Corporation ("RCII"), in consideration for shares of LCA common stock; and

WHEREAS, one of the conditions to the closing of the Acquisition
Agreement is the execution and delivery of this Shareholders'
Agreement.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                  ARTICLE I
                                 DEFINITIONS

Capitalized terms used in this Agreement and not otherwise defined shall have the meanings ascribed to them in the Acquisition
Agreement.


                                  ARTICLE II
                             BOARD OF DIRECTORS

2.1 Nomination of Directors. For the term of this Agreement, the Shareholders agree, consistent with their fiduciary duties in any and all capacities as shareholders, officers and directors of LCA, to cause LCA, whether itself or through its Board of Directors (the "Board") or a committee thereof, (a) to set the number of directors that constitute the full Board at five (5) and (b) to nominate individuals for election to the Board at each annual meeting of the shareholders of LCA in the manner provided in this Agreement (the "Designated Nominees"). The following individuals shall be the initial Designated Nominees:

Stephen N. Joffe
John C. Hassan
John H. Gutfreund
Ronald Herskowitz
William O. Coleman

2.2 Alternate Designated Nominees.   If there is a vacancy in the
Board occurring between annual meetings, or if one or more of the initial Designated Nominees shall decline to stand for election to the Board, the Shareholders and Summit shall appoint one or more alternate Designated Nominees (each an "Alternate Designated Nominee") in the following manner. The Shareholders shall select an individual to serve as the Alternate Designated Nominee, which individual shall be independent both of LCA (except through proposed service as a member of the Board) and of the Shareholders. The selected individual shall be subject to Summit's approval, which shall not unreasonably be withheld. Summit's approval shall be deemed given if Summit has not responded to the Shareholders within thirty (30) days of notice of the identity of the selected individual. Upon selection and approval, such Alternate Designated Nominee shall for all purposes be deemed a Designated Nominee under this Agreement.

2.3 Voting of Shares. In any and all elections of directors of the Board, whether in person or by proxy at a meeting of LCA shareholders, or at a meeting of the Board called for the purpose of filling a vacancy in the Board (to the extent not inconsistent with the fiduciary duties of any director who is also a Shareholder), the Shareholders and Summit shall vote all shares of LCA stock owned by them to elect the Designated Nominees to the Board and shall vote against any proposal that would violate any term or provision of this Agreement.

                             ARTICLE III
                       COVENANTS OF SHAREHOLDERS

3.1 Payment of LCA Shareholder Debt. The Shareholders agree that they will not accept, demand or request any payment on the LCA Shareholder Debt unless the earnings of LCA for the prior fiscal year (before taxes, amortization of goodwill and depreciation, net of capital expenditures for such fiscal year) exceeded One Million Dollars ($1,000,000), and agree that payment in such event may be made only to the extent of twenty-five percent (25%) of such excess. The Shareholders understand and agree that LCA shall cause the instruments representing the LCA Shareholder Debt to contain a legend to the effect of the foregoing.

3.2 Conversion of LCA Preferred Stock. The Shareholders agree that the per share Conversion Price of the LCA Interim Series
Preferred Stock shall not be less than Three and 50/100 Dollars
($3.50) per share.

3.3 Arms' Length Transactions. During the term of this Agreement, none of the Shareholders shall enter into any transaction with LCA unless such transaction is at fair market value and approved by a majority of LCA's independent directors.


                           ARTICLE IV
                           MISCELLANEOUS

4.1 Binding Effect. This Agreement shall be binding upon the parties hereto and their respective heirs, successors and assigns. All shares of LCA Common Stock and LCA Preferred Stock at any time owned by a party to this Agreement shall be subject to this Agreement. Shares of LCA Common Stock and LCA Preferred Stock can be transferred by a party only if the transferee of such shares agrees to be bound by this Agreement, except for transfers by Summit pursuant to or not in violation of this Agreement or the Registration Rights Agreement or to any Person who is not an Affiliate of Summit.

4.2 Duration of Agreement. This Agreement shall remain in effect until the earlier of (i) the date which is five (5) years from the date of this Agreement, and (ii) the date on which Summit owns less than five percent (5%) of the issued and outstanding shares of LCA Common Stock. At any time that Summit owns less than such percentage, this Agreement shall terminate and be of no further force and effect, without the necessity of any action on the part of any of the parties hereto.

4.3 Injunctive Relief. It is acknowledged that it would be impossible to measure the damages that would be suffered by a party to this Agreement if the other parties were to fail to comply with the provisions of this Agreement, and that in the event of any such failure, monetary damages would not provide the injured party an adequate remedy. The parties shall, therefore, be entitled to seek specific performance and injunctive relief for any breach of this Agreement in a court of competent jurisdiction.

4.4 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without application of principles of conflict of laws, any suit for the enforcement of this Agreement may be brought in the courts of that state and all parties consent to the exclusive jurisdiction of such courts and to service of process in any such suit being made upon any party by mail at their respective addresses set forth in below.

4.5 Notices. All notices hereunder shall be in writing and shall be deemed to have been duly given when actually received. Notices hereunder may be given (i) by hand, (ii) by certified mail, postage prepaid, return receipt requested, (iii) by a courier service which guaranties delivery within one business day or (iv) by telecopy to a party; in each case to the parties at their respective addresses set forth below, or to such other address as a party may specify by notice:

If to Summit or RCII:        If to LCA:
Summit Technology, Inc.      LCA-Vision, Inc.
21 Hickory Drive             7840 Montgomery Road
Waltham, MA  02154           Cincinnati, OH  45236
Attn:  Chief Executive
Officer                      Attn:  President

with a copy to:              with a copy to:

Goldstein & Manello, P.C.    Dinsmore & Shohl, L.L.P.
265 Franklin Street          1900 Chemed Center
Boston, MA  02110            255 East Fifth Street
Attn:  Lauren Jennings, Esq. Cincinnati, OH  45202-3172
                              Attn:  Charles F. Hertlein, Jr.,
Esq.


If to the Shareholders:

Stephen N. Joffe, M.D.        Sandra F.W. Joffe
8750 Red Fox Lane             8750 Red Fox Lane
Cincinnati, Ohio 45243        Cincinnati, Ohio 45243

Craig P.R. Joffe
22 Bigelow Street, #2B
Cambridge, MA 02139

4.6 Waiver. Waiver of any provision of this Agreement, in whole or in part, in any one instance shall not constitute a waiver of any other provision in the same instance, nor any waiver of the same or another provision in another instance, but each provision shall continue in full force and effect with respect to any other then-existing or subsequent breaches.

4.7 Entire Agreement. This Agreement, together with the Acquisition Agreement, the Confidentiality Agreement and the Registration Rights Agreement constitutes the entire agreement between the parties hereto with respect to its subject matter, superseding all prior negotiations, communications, contracts and other agreements, courses of dealing and the like between or among the parties.

4.8 Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and this Agreement shall be interpreted as if such provision or provisions were not a part hereof. Moreover, if any provision of this Agreement shall for any reason be held to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with applicable laws as they shall then be in force.

4.9 Amendment. This Agreement may be amended, modified or terminated, and any right under this Agreement may be waived in whole or in part, only by a writing signed by all parties hereto.

4.10 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

4.11 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall constitute one and the same instrument.

4.12 Defaults. Any breach or default by a party under the Acquisition Agreement shall be deemed a default by such party under this Agreement.

IN WITNESS WHEREOF, the parties hereto, by their duly authorized officers in the case of corporate parties, have executed this Agreement under seal, as of the day and year first above written.

SUMMIT TECHNOLOGY, INC.         LCA-VISION INC.


By: /s/Robert J. Palmisano      By: /s/Stephen N. Joffe
   Chief Executive Officer          President


SHAREHOLDERS:

/s/Stephen N. Joffe

/s/Sandra F.W. Joffe

/s/Craig P.R. Joffe



                                 SCHEDULE A

Stephen N. Joffe

Sandra F.W. Joffe

Craig P.R. Joffe




                            EXHIBIT C

                 REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, made and effective as of the 18th day of August, 1997 (the "Effective Date"), is entered into by and between LCA-Vision Inc., a Delaware corporation (the "Company"), and Summit Technology, Inc., a Massachusetts corporation
("Summit").

1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

1.1. "Acquisition Agreement" means the Acquisition Agreement of even date herewith, by and between the Company, Summit and Refractive Centers International, Inc. ("RCII").

1.2. "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities
Act and the Exchange Act.

1.3. "Common Stock" means the Company's Common Stock, $.001 par value, as authorized on the date of this Agreement, and any other securities into which or for which any of the Common Stock may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

1.4. "Exchange Act" means the Securities Exchange Act of 1934, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

1.5. "Person" means an individual, corporation, partnership, joint venture, limited liability company, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

1.6 "Retained Shares" means the shares of Common Stock representing Stock Consideration (as defined in the Acquisition
Agreement) retained by Summit after distribution of the Distribution Shares (as defined in the Acquisition Agreement).

1.7 "Rule 144"  means Rule 144 promulgated under the Securities
Act, as the same shall be in effect at the time, or any successor
Rule.

1.8. "Securities Act" means the Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

1.9 "Shelf Registration Statement" has the meaning set forth in
Section 4.2 hereof.

2. Transfer Restrictions. Summit agrees that it shall not sell, assign or otherwise transfer any of the Retained Shares for a period of nine (9) months from the date of this Agreement. After such nine (9) month period, Summit agrees that it shall not sell, assign or otherwise transfer any of the Retained Shares except as hereinafter provided. Nothing in this Agreement shall be construed as prohibiting Summit from distributing the Distribution Shares to shareholders of Summit as contemplated under the Acquisition Agreement.

3. Demand Registrations. If, at any time on or after the date that is nine (9) months from the date hereof, Summit shall request in writing that the Company file a registration statement under the Securities Act for all or part of the shares of Common Stock held by Summit on the date of such request, the Company will use its best efforts to cause such number of shares of Common Stock as requested by Summit to be registered under the Securities Act as expeditiously as possible.

Summit agrees that it shall provide the Company such information as the Company may reasonably request to enable the Company to comply with any applicable law or regulation or to facilitate preparation of the registration statement. The Company shall not be required to effect more than two (2) such demand registrations.

4. Sales Other Than by Demand Registrations.

4.1 Rule 144. If, at any time, the Company and/or Summit has not been able to engage an underwriter to sell the Retained Shares under Section 3 hereof at a price that is acceptable to Summit, or if, at any time after the date that is twenty-four (24) months from the date of this Agreement, Summit shall not have sold or otherwise transferred all of the Retained Shares, Summit shall be entitled to sell, assign or otherwise transfer the Retained Shares pursuant to the provisions of Rule 144, (to the extent the provisions of Rule 144 are available to Summit). In such event, the Company agrees to use its best efforts to facilitate and expedite transfers of the Retained Shares pursuant to Rule 144, which efforts shall include timely notice to its transfer agent to expedite such transfers of Retained Shares.

4.2  "Shelf" Registrations.  (a)  If the provisions of subsection
(k) of Rule 144 are not available to Summit at any time that Summit is entitled hereunder to transfer the Retained Shares pursuant to Section 4.1 hereof, the Company shall, upon written request of Summit, as expeditiously as possible, use its best efforts to effect one or more so-called "shelf" qualifications and registrations (collectively the "Shelf Registration Statement") on the appropriate form for an offering to be made on a continuous basis under Rule 415 promulgated under the Securities Act (or any successor rule or similar provision then in effect) covering all or such portion of the Retained Shares as Summit shall specify.

(b) The Company shall, from time to time, upon written request of Summit, prepare and file with the Commission such prospectus supplements and/or amendments to the Shelf Registration Statements with respect to all or such portion of the Retained Shares that Summit may determine to sell or transfer under the Shelf Registration Statements (each, a "Take Down") and shall comply with the provisions of the Securities Act and all rules thereunder applicable to the Company, and shall otherwise cooperate with Summit, with respect to the disposition of all Retained Shares covered by such Shelf Registration Statement during the applicable period in accordance with the intended methods of disposition of the Retained Shares by Summit set forth in such Shelf Registration Statement or amendment thereto or such prospectus or supplement thereto, until all of the Retained Shares so registered shall have been sold or transferred.

5. Effectiveness of Registration Statements. The Company will use its best efforts to maintain the effectiveness of any registration statement (including any Shelf Registration Statement) pursuant to which any of the Retained Shares are being offered until the completion by the underwriters of the distribution pursuant to such registration statement and the sale by Summit of all of the shares of Common Stock registered pursuant to its request under
Section 3 or 4 hereof, and from time to time will amend or supplement such registration statement, and shall cause the prospectus included in any Shelf Registration Statement to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, in each case to the extent necessary to comply with the Securities Act and rules promulgated thereunder and any applicable state securities statute or regulation. The Company will also provide Summit with as many copies of the prospectus and prospectus supplements contained in any such registration statement as Summit may reasonably request.

6. Right of First Offer Upon Sale for Cash.

(a) Notwithstanding the provision of Sections 3 and 4 hereof, if at any time during the term of this Agreement Summit wishes to sell for cash all or any part of the Retained Shares, Summit shall submit a written offer (the "Offer") to sell such shares (the "Offered Shares") to LCA. The Offer shall contain (a) the number of Offered Shares, (b) the price at which the Offered Shares are offered, which shall be the greater of (i) the average closing price during the thirty (30) day period preceding the date of the Offer less any commissions that would be applicable if Summit were to sell the Offered Shares through a broker or placement agent and
(ii) any bona fide offer received by Summit for the Offered Shares from another party within such 30 day period, (c) the proposed closing date for the sale and purchase of the Offered Shares and
(d) such other terms and conditions as Summit shall deem relevant.

This section shall not apply to any sale or other transfer by Summit of all or any part of the Retained Shares for any non-cash consideration, including without limitation, any stock swap. Summit shall give the Company twenty-one (21) days' notice of any such non-cash transaction.

(b) If the Company desires to purchase the Offered Shares on the terms and conditions in the Offer, it shall so notify Summit within fifteen (15) days after submission of the Offer, and such notice, together with the Offer, shall constitute a binding and enforceable agreement for the sale and purchase of the Offered Shares on the terms set forth in the Offer. If the Company fails to respond within such time period, or declines to purchase the Offered Shares, Summit shall be free to dispose of the Offered Shares in any manner it deems appropriate, consistent with the other provisions of this Agreement or any other agreement Summit has with the Company.

(c) The foregoing rights of first offer shall be operative only if they can be offered and exercised in compliance with all applicable federal and state securities laws.

7. Indemnification of Summit.

7.1. In the event that the Company registers any shares of Common Stock under the Securities Act, whether pursuant to this Agreement or the Acquisition Agreement, the Company will, to the extent permitted by law, indemnify and hold harmless Summit, (including its officers, directors, affiliates and partners), each Selling Shareholder (as defined in the Acquisition Agreement) and each Person, if any, who controls Summit or such Selling Shareholder within the meaning of Section 15 of the Securities Act, from and against any and all losses, claims, damages, expenses (including reasonable attorneys' fees and expenses) or liabilities joint or several, to which they or any of them become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse Summit, each Selling Shareholder and each such controlling Person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, including but not limited to any losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement or any filing with any state securities commission or agency, in any preliminary or amended preliminary prospectus or in the final prospectus (or the registration statement or prospectus as from time to time amended or supplemented by the Company) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities laws or regulations applicable to the Company and relating to action or inaction required of the Company in connection with such registration, unless such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or amended preliminary prospectus or final prospectus in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by Summit, any Selling Shareholder or any such controlling Person, as the case may be, expressly for use therein.

7.2. Promptly after receipt by Summit, a Selling Shareholder or any controlling Person of notice of the commencement of any action in respect of which indemnity may be sought against the Company, Summit, such Selling Shareholder or such controlling Person, as the case may be, will notify the Company in writing of the commencement thereof, and, subject to the provisions hereinafter stated, the Company shall assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to Summit, such Selling Shareholder or such controlling Person, as the case may be), and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company. Summit, such Selling Shareholder or any such controlling Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the Company unless the employment of such counsel has been specifically authorized by the Company. The Company shall not be liable to indemnify any Person for any settlement of any such action effected without the Company's consent (which consent shall not be unreasonably withheld or delayed). The Company shall not, except with the approval of each party being indemnified under this Section, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability in respect to such claim or litigation.

7.3. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which Summit, a Selling Shareholder or any controlling Person of Summit, makes a claim for indemnification pursuant to this Section but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section provides for indemnification in such case, then the Company and Summit, such Selling Shareholder or such controlling Person, as the case may be, will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of Summit, such Selling Shareholder or controlling Person on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of Summit, such Selling Shareholder or controlling Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by Summit, such Selling Shareholder or controlling Person on the other, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (A) Summit, such Selling Shareholder or controlling Person shall not be required to contribute any amount in excess of the public offering price of all such shares of Common Stock offered by it pursuant to such registration statement; and (B) no Person or entity guilt of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person or entity who was not guilty of such fraudulent misrepresentation.

8. Indemnification of Company.

8.1. In the event that the Company registers any of the Common Stock under the Securities Act at the request of Summit pursuant to Section 3 of this Agreement, Summit, to the extent permitted by law, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed or otherwise participated in the preparation of the registration statement and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Company and each such director, officer or controlling Person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such loses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement or any filing with any state securities commission or agency, in any preliminary or amended preliminary prospectus or in the final prospectus (or in the registration statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by Summit expressly for use therein; provided, however, that Summit's obligations hereunder shall be limited to an amount equal to the proceeds received by Summit of the shares of Common Stock sold in such registration.

8.2. Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against Summit, the Company will notify Summit in writing of the commencement thereof, and Summit shall, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to the Company) and the payment of expenses insofar as such action shall relate to the alleged liability in respect of which indemnity may be sought against Summit.

8.3. The Company and each such director, officer or controlling Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of Summit unless employment of such counsel has been specifically authorized by Summit. Summit shall not be liable to indemnify any Person for any settlement of any such action effected without Summit's consent (which consent shall not be unreasonably withheld or delayed).

9. Damages. The Company recognizes and agrees that Summit will not have an adequate remedy if the Company fails to comply with this Agreement and that damages may not be readily ascertainable, and the Company expressly agrees that, in the event of such failure, it shall not oppose an application by Summit or any other Person entitled to the benefits of this Agreement requiring specific performance of any and all provisions hereof or enjoining the Company from continuing to commit any such breach of this Agreement.

10. Further Obligations of the Company. Whenever under the preceding Sections of this Agreement, the Company is required hereunder to register shares of Common Stock, it agrees that it shall also do the following:

10.1 Within 60 days of any request hereunder, file with the Commission a registration statement, in form and substance required by the Securities Act, with respect to such Common Stock and use its best efforts to cause that registration statement to become effective;

10.2 As expeditiously as reasonably possible, furnish to Summit, such reasonable number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in such registration statement, including each preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents Summit may reasonably request in order to facilitate the public sale or other disposition of the Common Stock owned by it;

10.3 After the filing of the registration statement, promptly notify Summit of any stop order issued or, to the knowledge of the Company, threatened to be issued by the Commission and use all commercially reasonable efforts to prevent the entry of such stop order or to remove it if entered;

10.4 Enter into a written agreement with the managing underwriter in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature;

10.5. Furnish to Summit such copies of each preliminary and final prospectus and such other documents as Summit may reasonably request to facilitate the public offering of shares of Common
Stock held by Summit;

10.6. Use its best efforts to register or qualify the Common Stock covered by said registration statement under the applicable securities or "blue sky" laws of such jurisdictions as Summit may reasonably request;

10.7 Cooperate with Summit in taking all action in connection with completing the public offering of Common Stock, including but not limited to hiring, at the expense of the Company, investment bankers acceptable to Summit to, among other things, execute an institutional investor "roadshow", sell the Common Stock in the offering, make a market in the Common Stock, and provide research coverage on the Company;

10.8. Furnish to Summit a "signed counterpart" of:

(a) an opinion of counsel for the Company, dated the effective date of the registration statement, and

(b) "comfort" letters signed by the Company's independent public accountants who have examined and reported on the Company's financial statements included in the registration statement, to the extent permitted by the standards of the American Institute of Certified Public Accountants, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and tin the case of the accountants' "comfort" letters) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' "comfort" letters delivered to the underwriters in underwritten public offerings of securities, in each case to the extent that the Company is required to deliver or cause the delivery of such opinion or "comfort" letters to the underwriters in an underwritten public offering of securities;

10.9 As promptly as practicable, notify Summit, at any time when a prospectus relating to the sale of the Common Stock is required by law to be delivered in connection with sales by an underwriter or dealer, of the occurrence of any event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the registered Common Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and as promptly as practicable make available to Summit and to the underwriters any such supplement or prospectus;

10.10. Permit Summit and its counsel or other representatives to inspect and copy such corporate documents and records as may reasonably be requested by them;

10.11. Furnish to Summit a copy of all documents filed and all correspondence from or to the Commission in connection with any such offering of securities;

10.12. Use its best efforts to insure the obtaining of all necessary approvals from the National Association of Securities
Dealers, Inc.; and

10.13. Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the registration statement filed in connection with the consummation of the Acquisition Agreement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

11. Expenses. The Company shall bear all costs and expenses of each registration under this Agreement, including, but not limited to, printing, legal and accounting expenses, Securities and Exchange Commission and National Association of Securities Dealers, Inc. filing fees and expenses, and "blue sky" fees and expenses and the reasonable expenses of Summit in connection with the registration of its shares of Common Stock; provided, however, that Summit shall bear the expenses of any underwriter's fees, commissions or discounts in connection with such registrations, and that the Company and Summit shall share the costs of any accountant's "comfort letters" obtained in connection with any Take Downs under a Shelf Registration Statement pursuant to
Section 4.2 hereof.

The Company shall also pay all expenses in connection with any registration initiated pursuant to this Agreement which is withdrawn, delayed or abandoned at the request of the Company, unless such registration is withdrawn, delayed or abandoned solely because of any actions of Summit.

12. Delay of Registration. For a period not to exceed 90 days, the Company shall not be obligated to prepare and file, or prevented from delaying or abandoning, a registration statement pursuant to this Agreement at any time when the Company, in its good faith judgment with advice of counsel (as certified by an officer of the Company in a certificate delivered to Summit) reasonably believes:

12.1. That the filing thereof at the time requested, or the offering of Common Stock pursuant thereto, would materially and adversely affect (a) a pending or scheduled public offering of the Company's securities, (b) an acquisition, merger, recapitalization, consolidation, reorganization or similar transaction by or of the Company, (c) preexisting and continuing negotiations, discussions or pending proposals with respect to any of the foregoing transactions, (d) the financial condition of the Company in view of the disclosure of any pending or threatened litigation, claim, assessment or governmental investigation which may be required thereby or any other material Company matter; and

12.2. That the failure to disclose any material information with respect to the foregoing would cause a violation of the Securities Act or the Exchange Act.

The Company may exercise its rights under this Section only once during any twelve (12) month period.

13. Approval of Underwriter. Any managing underwriter engaged by the Company in any registration made pursuant under this Agreement shall require the approval in writing of Summit and the consent of the Company, which consent shall not be unreasonably withheld.

14. No Waiver; Cumulative Remedies. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

15. Amendments, Waivers and Consents. Except as hereinafter provided, changes in or additions to this Agreement may be made, termination of this Agreement, and compliance with any covenant or provision set forth herein may be omitted or waived, if consented to in writing by the Company and Summit. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

16. Addresses for Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing (including telegraphic communication) and mailed, telegraphed or delivered to each party at the address set forth in below or at such other address as to which such party may inform the other parties in writing in compliance with the terms of this Section. All such notices, requests, demands and other communications shall, when mailed (which mailing must be accomplished by first class mail, postage prepaid; electronic facsimile transmission; express overnight courier service; or registered mail, return receipt requested) or telegraphed, and shall be considered to be delivered three (3) days after dispatch.

If to Summit:

Summit Technology, Inc.
21 Hickory Drive
Waltham, MA  02154
Attn:  Chief Executive Officer

with a copy to:

Goldstein & Manello, P.C.
265 Franklin Street
Boston, MA  02110
Attn:  Lauren Jennings, Esq.

If to the Company:

LCA-Vision Inc.
7840 Montgomery Road
Cincinnati, Ohio  45236
Attn:  President

with a copy to:

Dinsmore & Shohl, L.L.P.
1900 Chemed Center
255 East Fifth Street
Cincinnati, Ohio  45202-3172
Attn:  Charles F. Hertlein, Jr., Esq.


17. Binding Effect, Assignment. This Agreement shall be binding upon and inure to the benefit of the Company and Summit and their respective successors and assigns, except that the Company shall not have the right to delegate its obligations hereunder or to assign its rights hereunder or any interest herein without the prior written consent of Summit.

18. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, and without giving effect to choice of laws provisions.

19. Headings. Article, section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

20. Counterparts. This Agreement may be executed in one or more of counterparts, all of which taken together shall constitute one and the same instrument, and either party hereto may execute this Agreement by signing any such counterpart.

21. Term. This Agreement shall remain in full force and effect until all of the Retained Shares shall have been sold hereunder;
provided that the provisions of Section 7 and 8 hereof shall survive any termination of this Agreement.

22. Further Assurances. From and after the date of this Agreement, upon the request of Summit or the Company, the Company and Summit shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as an instrument under seal as of the date set forth in the first paragraph hereof.

LCA-VISION INC.

By:/s/Stephen N. Joffe
Name:  Stephen N. Joffe
Title:  President


SUMMIT TECHNOLOGY, INC.

By: /s/Robert J. Palmisano
Name:  Robert J. Palmisano
Title:  Chief Executive Officer


                            EXHIBIT D

             FORM OPINION OF DINSMORE & SHOHL LLP


           Not filed herewith but available on request


                         EXHIBIT E

                HERSKOWITZ EMPLOYMENT DOCUMENTS


              Not filed herewith but available on request
Contacts:  Dr. Stephen Joffe, CEO    Joel Pomerantz
           Larry Rapp, CFO           The Dilenschneider Group
           LCA-Vision, Inc.          (212) 922-0900
           (513) 792-9292


                LCA-VISION COMPLETES ACQUISITION OF
                ALL SUMMIT LASER EYE SURGERY CENTERS

                    NOW NATION'S LARGEST PROVIDER
                  OF NEW VISION CORRECTION PROCEDURE

Dr. Ronald Herskowitz Named Chief Officer of Expanded Company

         LCA's Board Of Directors Will Also Be Enlarged


CINCINNATI, August 19 -- LCA-Vision Inc. (NASDAQ:LCAV), the leading facility chain operator in the fast-growing laser vision correction sector, said today it has completed acquisition of Summit Technology, Inc.'s Refractive Centers International subsidiary in exchange for 17 million shares of common stock. The transaction positions LCA-Vision as the nation's largest provider of the new laser vision treatment procedure with twice the number of locations as its nearest competitor.

Refractive Centers International has 19 wholly owned-and-operated facilities around the country and a working relationship with six additional treatment sites at prestigious university medical centers/hospitals. Refractive Centers International's total 1997 revenues are projected at $6 million. LCA-Vision's projected annualized 1997 revenues are $14.4 million.

Under terms of the agreement, LCA-Vision will file a registration statement with the Securities and Exchange Commission for the newly-issued shares within 90 days. Summit has announced its plans to retain a just-under 20 percent stake in LCA and distribute the balance of the new shares to its shareholders after the shares have been registered with the S.E.C.

Consistent with terms of the acquisition agreement, LCA-Vision also announced that Dr. Ronald Herskowitz has been named chief operating officer of LCA-Vision and that the company's board will be changed and enlarged. Dr. Herskowitz was formerly executive vice president of Refractive Centers International, Inc., the acquired Summit subsidiary. Prior to that, he was a vice president at Bausch & Lomb.

With the acquisition, LCA-Vision will have 40 major vision correction centers in the U.S., two facilities in Canada, and one in Europe. The company now provides the most advanced, state-of-the-art laser technology available for the correction of myopia, or near-sightedness, and astigmatism. The one-hour, out-patient treatment effectively eliminates patients' dependence on glasses or contact lenses.

Dr. Stephen Joffe, LCA-Vision president and chief executive officer, who remains the company's largest shareholder, commented:
"This acquisition dramatically alters the retail laser eye surgery market, strategically positioning LCA-Vision as the clear industry leader with an aggressive new senior management team headed by Dr. Herskowitz. We are unchallenged in terms of locations, number of affiliated physicians and optometrists, procedures performed, clinical experience, and marketing expertise.

"The acquired Summit centers will give us a presence in many major new markets, making LCA-Vision a national player. We have the most recognizable brand-name in the field and an unmatched track record for the correction of myopia and astigmatism using FDA-approved, laser-assisted technology. Today, LCA has the size, critical mass, and capital resources to define and lead this young, rapidly-growing, potentially huge industry."

Dr. Joffe added that the combination of the two companies with their proven management and marketing techniques will also produce significant economics of scale and improved profitability.

He noted further that patient acceptance of laser treatment for vision correction continues to accelerate rapidly, reflecting the impact of strong word-of-mouth and media exposure. "We are already well ahead of projections for 1997. Patient procedure volume at our existing 18 centers for the second quarter was up 44 percent over the first quarter and we are running well ahead of plan for the first six months of 1997."

LCA-Vision centers have, to date, completed over 10,000 of these procedures, known technically as photo refractive keratectomy, at an average cost of $2,000-$2,500 per eye. An estimated 130 million Americans require some kind of vision correction, including 25 to 30 million contact lens wearers. Additionally, new procedures are now undergoing FDA evaluation for the treatment of hyperopia, or far-sightedness, which will further increase the potential market beyond the current 70 million myopic and astigmatic patients.

Among the laser vision correction centers that LCA-Vision will acquire from Summit are sites in Agoura Hills, Glendale, San Bernardino, and Torrance, California (UCLA Laser Refractive Centers in the L.A. area); San Jose, Concord, and San Francisco, California (Stanford University Laser Centers); Costa Mesa, California; Chicago, Vernon Hills, and Schaumburg in Illinois (Rush Eye Laser Centers); and Columbus (Worthington), Ohio.

Also, West Palm Beach, Miami, and Plantation in Florida; Bethesda, Maryland; and Tysons Corner, Virginia (George Washington
University Refractive Laser Centers in the D.C. area); Towson,
Maryland; and Minneapolis (Edina), Minnesota.

The hospital/university medical center-based sites include those affiliated with the UCLA/Jules Stein Eye Institute in Los Angeles; Stanford Medical Center in Stanford, California; Rush-Presbyterian
- St. Luke's Medical Center in Chicago; George Washington University Medical Center in Washington, D.C.; the Cleveland Clinic Foundation in Cleveland; and the University of Iowa.

LCA-Vision's existing facilities are located in Cincinnati, Columbus, Cleveland, Warren, Dayton, and Toledo, Ohio; Buffalo, Albany, New York City, and Westchester County, New York State; Charlotte, North Carolina; Toronto and Ft. Erie, Canada; Savannah, Georgia; Baltimore, Maryland; Clearwater, Florida; Mountain View (Silicon Valley), California; and Helsinki, Finland.


                              # # #


August 19, 1997


"Safe Harbor" statement under the Private Securities Litigation
Reform Act of 1995:

This release contains forward-looking statements that are subject to risks and uncertainties, including, but not limited to, the impact of competitive products and pricing, product demand and market acceptance, reliance on key strategic alliances, fluctuations in operating results and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission.







Contacts: Dr. Stephen Joffe or Larry Rapp Joel Pomerantz
           LCA-Vision, Inc.                 The Dilenschneider
Group
          (513) 792-9292                   (212) 922-0900


           LCA-VISION NAMES THREE NEW MEMBERS TO COMPANY'S BOARD
             INCLUDING PROMINENT WALL STREETER JOHN GUTFREUND


CINCINNATI, August 21 -- LCA-Vision (NASDAQ-LCAV) today announced the appointments of John H. Gutfreund, William O. Coleman, and Dr. Ronald Herskowitz to the company's board of directors and the resignations from the board of founding family members Sandra Joffe and Craig Joffe.

The new appointments will increase the number of LCA-Vision's directors to five and bring strong financial and specialized management expertise to the company. Continuing on the board are Dr. Stephen Joffe, chairman, president, and chief executive officer and outside director John Hassan.

Naming of the new directors implements provisions of LCA-Vision's recently-completed acquisition of Summit Technology, Inc.'s laser vision correction subsidiary. LCA-Vision now operates the largest chain of laser eye treatment sites in the U.S. with 40 locations across the country plus two centers in Canada and one in Europe.

Mr. Gutfreund, 67, a leading Wall Street figure for over three decades, was chief executive officer and board chairman of Salomon Brothers from 1981 to 1991. He is currently president of Gutfreund & Company, a New York-based financial consulting firm.
Mr. Coleman, 68, a retired senior executive with Procter & Gamble
Corporation, currently serves as trustee of the multi-billion-dollar P&G Retirement Trusts.

Dr. Herskowitz, 43, was recently named chief operating officer of LCA-Vision. He had been executive vice president of Summit
Technology, Inc. in charge of the chain of vision correction centers acquired by LCA earlier this month.

Commenting on the appointments, Dr. Joffe said: "We are extremely gratified that two such distinguished representatives from the world of finance and business as Mr. Gutfreund and Mr. Coleman have agreed to serve on LCA's board as outside directors and that our newly-named chief operating officer, Ron Herskovitz, will be joining them.

"Their presence underscores LCA's new dominant position in the laser eye surgery sector, following the Summit acquisition. With the number of LCA shareholders and locations now significantly increased, the managerial experience, expertise and guidance provided by the new directors will be especially valuable."

Mr. Gutfreund, whose financial consulting firm has advised some of the nation's top companies, is a past vice chairman of the New York Stock Exchange (1985-87) and a former member of the Board of Directors of the Securities Industry Association. He has also served as president of the Bond Club of New York and as a member of The Trilateral Commission. LCA-Vision's newest board member is a 1951 graduate of Oberlin College.

Mr. Coleman spent most of his professional career at Procter & Gamble. He held a series of key managerial positions with the company, rising, successively, from general sales manager to vice president, food products, vice president, International/Latin America, vice president, professional affairs, and most recently, vice president, special projects.

In the public sphere, he has served as general chairman of the United Way Campaign, vice president of the University of Cincinnati Foundation, president of the Boys & Girls Clubs of Cincinnati, and director of the Greater Cincinnati Foundation.
Mr. Coleman is a graduate of the University of Oklahoma and served as an officer with the U.S. Navy during the Korean War.

Dr. Herskowitz, who holds university degrees in optometry and chemistry, joined Summit in 1993. Previously, he had been vice president, research and development and vice president, technical affairs, with the Polymer Technology Corp. subsidiary of Bausch & Lomb. Dr. Herskowitz is a graduate of Knox College and the Illinois College of Optometry.

August 21, 1997